Exhibit 10.20

STOCK PURCHASE AGREEMENT

by and between

VINTAGE WINE ESTATES, INC.,

a California corporation,

and

TGAM AGRIBUSINESS FUND HOLDINGS LP,

a Delaware limited partnership

as Buyer

Dated as of April 4, 2018

3.30	Accounts Receivable	31
3.31	Bank Accounts	31
3.32	Trade Cooperative Advertising, Discount and Consumer Programs	32
3.33	No Brokers	32
3.34	No Disqualification Events	32
3.35	Disclosure	32

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE BUYER		32

4.1	Organization	32
4.2	Power and Authority	33
4.3	Enforceability	33
4.4	No Violation; Consents and Approvals	33
4.5	No Legal Proceedings	33
4.6	No Brokers	33
4.7	Investment Representations	33
4.8	Alcohol Laws	34

ARTICLE 5 CERTAIN COVENANTS AND AGREEMENTS		34

5.1	Public Announcements	34
5.2	Fees and Expenses	35
5.3	Compliance with Alcohol Laws	35

ARTICLE 6 CLOSING DELIVERABLES		35

6.1	Company Deliverables	35
6.2	Buyer Deliverables	36

ARTICLE 7 INDEMNIFICATION		36

7.1	Indemnification Obligations of the Company	36
7.2	Indemnification Obligations of the Buyer	37
7.3	Indemnification Procedure	37
7.4	Survival	38
7.5	Limitation on Indemnity	39
7.6	Recovery Limited to Amount of Loss	40
7.7	Damage to the Buyer	40
7.8	Tax Treatment	40

ARTICLE 8 MISCELLANEOUS		40

8.1	Notices	40
8.2	Exhibits and Schedules	40
8.3	Assignment; Successors in Interest	40
8.4	Interpretation	40
8.5	Captions	41
8.6	Controlling Law	41

8.7	Consent to Jurisdiction, etc.	41
8.8	Specific Performance	41
8.9	Arbitration	42
8.10	Severability	43
8.11	Amendment	43
8.12	Counterparts	43
8.13	Enforcement of Certain Rights	43
8.14	Waiver	44
8.15	Integration	44
8.16	Cooperation	44

EXHIBITS

Exhibit A	Existing Stockholders
Exhibit B	Funds Flow Schedule
Exhibit C	Per Share Price Calculations
Exhibit D	Restated Certificate
Exhibit E	New Stockholder Agreement

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of April 4, 2018, is made and entered into by and between Vintage Wine Estates, Inc., a California corporation (the “Company”), and TGAM Agribusiness Fund Holdings LP, a Delaware limited partnership (the “Buyer”).  In this Agreement, the Company and the Buyer are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A.                                    The Company engages in the business of producing and selling wines and spirits under a portfolio of various brands (the “Business”).

B.                                    The Buyer desires to purchase from the Company, and the Company desires to sell and issue to the Buyer, shares of the Company’s Series B Stock, without par value, (the “Series B Stock” and such purchased shares, the “New Shares”), representing approximately twenty-one and 45/100 percent (21.45%) of the capital stock of the Company on a Fully Diluted Basis.

AGREEMENT

The Parties hereby agree as follows/

ARTICLE 1
DEFINITIONS

1.1                               Definitions.  The following capitalized terms shall have the following meanings:

(a)                                 “Affiliate” means with respect to any Person, (i) if such Person is an individual, a member of such Person’s immediate family at defined in Rule 16(a)-1(e) promulgated under the Securities Exchange Act of 934, as amended (the “1934 Act”) and (ii) if such Person is a corporation, partnership, limited liability company rust or other entity, then as defined in Rule 12b-2 promulgated under the 1934 Act.

(b)                                 “Alcohol Laws” U.S. Federal means the California Alcoholic Beverage Control Act and any other Law of any jurisdiction to which the Company or any of its subsidiaries may be subject related to the fermentation, distilling, manufacture or production of wine and alcoholic beverages.

(c)                                  “Ancillary Documents” means any certificate, agreement, document or other instrument required to be executed and delivered by any of the Parties in connection with the Transactions, including those documents described in Article 6 below.

(d)                                 “Balance Sheet Date” means December 31, 2017.

(e)                                  “Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form a reasonable basis for any specified consequence.

(f)                                   “Benefit Arrangement” means each benefit or compensatory plan, program, contract or arrangement that (i) is not an Employee Plan and (ii) provides compensation or benefits to any current or former employee or director of the Company or any of its Subsidiaries, or their dependents or beneficiaries as a result of the individual’s employment with, or service to, the Company or any of its Subsidiaries.

(g)                                  “Board” means the Board of Directors of the Company.

(h)                                 “Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in San Francisco, California.

(i)                                     “Buyer Transaction Expense” means third party (actual out of pocket) fees and expenses of professionals (including, but not limited to, legal, consulting, accounting, strategic advisors, and tax advisory fees and expenses) incurred by the Buyer and other incidental expenses incurred by the Buyer and its Representatives in connection with the Transactions’ p to a maximum amount equal to $300,000.

(j)                                    “Cap Amount” means $1,000,000.

(k)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(l)                                     “Company Option” means an option issued by the Company to purchase stock of the Company.

(m)                             “Company Option Plan” means the Compaq’s 2015 Stock Incentive Plan.

(n)                                 “Contract” means any written or oral contract, Permit, note, bond, mortgage, pledge, indenture, lease, sublease, equipment lease, purchase order, supply commitment or other commitment, instrument, concession, franchise, license or any other agreement.

(o)                                 [Reserved]

(p)                                 “Dollars” or “$” means United States dollars, unless otherwise indicated.

(q)                                 “Employee Plan” means each “employee benefit plan” as such term is defined in Section 3(3) of ERISA, that (i) is subject to ERISA and (ii) is maintained or contributed to by the Company or any of its Subsidiaries.

(r)                                    “Environmental Laws” means all federal, state, and local statutes and regulations enacted and in effect on or prior to the Closing Date, concerning pollution or protection of the environment, including all those relating to the presence use production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, control, or cleanup of any hazardous materials, substances or wastes.

(s)                                   “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(t)                                    “Existing Stockholders” means each holder of capital stock of the Company as of immediately prior to the consummation of the Transactions, as indicated on Exhibit A hereto.

(u)                                 “FDA” means the United States Food and Drug Administration.

(v)                                 “Fully Diluted” or “Fully Diluted Basis” means calculated with respect to all of the issued and outstanding shares of capital stock of the Company together with all granted and outstanding options, warrants, or other rights to purchase capital stock of the Company.

(w)                               “Funds Flow Schedule” means a schedule of all payments, to be attached hereto as Exhibit B which schedule shall include, without limitation, (i) the allocation of the Purchase Price, (ii) wire transfer instructions for all funds to be distributed at the Closing and (iii) a post-Closing capitalization table of the Company, reflecting all outstanding capital stock that is expected to be issued upon the consummation of the Transactions, including each stockholder’s percentage ownership, on a Fully Diluted Basis.

(x)                                 “GAAP” means generally accepted accounting principles as in force in the United States of America at the date of the determination thereof, consistently applied.

(y)                                 “Governmental Authority” means any national, federal, states provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, arbitral body, ministry, court or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental authority established to perform any of such functions.

(z)                                  “Hazardous Materials” means:  (i) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect, or otherwise regulated under Environmental Laws; and (ii) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

(aa)                          “Indebtedness” means as to any Person, (i) all obligations of such Person for borrowed money (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured), (ii) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all obligations of such Person under leases that ,have been or should be, in accordance with GAAP, recorded as capital leases, (v) all indebtedness secured by any lien, encumbrance, pledge, mortgage or other security interest on any property or asset owned or held by that Person, (vi) all indebtedness evidenced by any note, bond, debenture or other debt security, and (vii) interest expense accrued but unpaid, and all prepayment premiums, penalties, fees and charges due on any of the foregoing.  For the avoidance of doubt, Indebtedness does not include the undrawn portion of any letter of credit.

(bb)                          “Intellectual Property” means with respect to the Company and each of its Subsidiaries, all worldwide (i) patents, patent applications, patent disclosures and inventions, including all provisionals, reissues, divisions, continuations, continuations-in-part, reexaminations, reissues and extensions thereof, inventions and invention disclosures (whether or not patentable and whether or not reduced to practice) as well as the rights to file for and to claim priority to any such rights throughout the world; (ii) trademarks, service marks, trade dress, logos, slogans, trade names, corporate names and all common law rights therein and all applications and registrations therefor (collectively, “Trademarks”); (iii) URLs and Internet domain names; (iv) copyrights and copyrightable works; mask works; information systems, software and websites; (v) all licenses, registrations, applications and renewals for any of the forgoing; (vi) Trade Secrets; and (vii) all other intellectual property rights throughout the world.

(cc)                            “Knowledge” when used with respect to the Company, means the actual knowledge of Pat Roney or Karen Diepholz, and all facts of which such Persons should have knowledge of after engaging in due inquiry and investigation.

(dd)                          “Laws” means all statutes, laws (common and statutory, criminal and civil), rules, treaties, conventions, legislations, codes, regulations, restrictions, ordinances, Orders, approvals and directives of, or issued by, all Governmental Authorities or any similar provision having the force of law.

(ee)                            “Liability” means any actual or potential liability or obligation (including as related to Taxes), whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, known or unknown and whether due or to become due, regardless of when asserted.

(ff)                              “Liens” means any mortgage, pledge, security interest, encumbrance, restriction, lien, or charge of any kind or nature (including, any conditional sale or other title retention agreement or lease in the nature thereof), any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute, or any subordination arrangement in favor of any person.

(gg)                            “Loss” means any payment, judgment, claim, debt, obligation, recovery, deficiency, fine, penalty, interest, duty, levy, charge, assessment, loss, damage (including, without limitation, any incidental, consequential or punitive damages), Liability, cost, assessments or Taxes incurred in connection with the receipt of indemnification payments (including interest or penalties thereon) arising from or in connection with any such matter that is the subject of indemnification under Article 7), in each case, whether or not foreseeable.

(hh)                          “Material Adverse Effect” means, with respect to any Party, any event, condition or circumstance that is or may be materially adverse to the business, assets, liabilities, results of operations or financial condition of such Party but does not include effects resulting from:  (i) any change in the general business or economic conditions relating to the market in which the Party operates, (ii) any natural or international political or social conditions, including the outbreak of hostilities or terrorist actions, (iii) any fluctuations in the financial, banking or securities markets,

(iv) the taking of any action required by this Agreement or the announcement of this Agreement and the Transactions as authorized hereby, or (v) any changes in Laws (provided, that in the case of the foregoing clauses (i), (ii), (iii) and (v), such event, condition or circumstance does not have a substantially disproportionate and adverse effect on such Party).

(ii)                                  “Material Contract” means the Contracts disclosed, or required to be disclosed on Schedule 3.24 of the Disclosure Schedule.

(jj)                                “Off-the-Shelf Software” means any generally available, commercial, off-the-shelf Software licensed in object code format only pursuant to a standardized click-wrap, shrink wrap, end-user or enterprise license for a total fee of less than $5,000.

(kk)                          “Optionholders” means the holders of options granted pursuant to the Company Option Plan.

(ll)                                  “Order” mean any judgment, writ, decree, award, compliance agreement, injunction, order (whether judicial, administrative or arbitral) or legally binding determination of any Governmental Authority or arbitrator.

(mm)                  “Ordinary Course of Business” means the ordinary course of business consistent with past practice (including with respect to collection of accounts receivable, purchases of supplies, repairs and maintenance, payment of accounts payable and accrued expenses, terms of sale, levels of capital expenditures, and operation of cash management practices generally).

(nn)                          “Payoff Indebtedness” means the Indebtedness of the Company set forth on Schedule 1.1(nn) that is outstanding and shall be repaid as of the Closing.

(oo)                          “Per Share Price” means $20.14 per share, calculated in the manner set forth on Exhibit C.

(pp)                          “Permit” means any permit, license, accreditation, consent, certificate, approval, exemption, order, franchise, permission, agreement, qualification, variance, authorization, registration or similar right.

(qq)                          “Permitted Liens” means (i) Liens for Taxes that are not yet due and payable, (ii) statutory Liens of landlords, (iii) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the Ordinary Course of Business and not yet delinquent, (iv) in the case of owned or leased real property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which,.....individually or in the aggregate, (A) interfere in any material respect with the present use of or occupancy of the affected parcel by the relevant entity, (B) have more than an immaterial effect on the value thereof or its use or (C) would impair the ability of such parcel to be sold for its present use, and (v) the Liens detailed on Schedule 3.14 hereto.

(rr)                                “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Authority or any other entity.

(ss)          “Proceedings” means audits, examinations, actions, suits, claims, complaints, charges, demands, reviews, audits, investigations and legal, administrative or arbitration proceedings.

(tt)           “Product” means any product manufactured, produced or created by or on behalf of the Company or any of its Subsidiaries.

(uu)         “Real Property” mean the real property owned, leased or subleased by the Company or any of its Subsidiaries, together with all buildings, structures and facilities located thereon.

(vv)         “Related Party” means any Stockholder or any business or entity in which any Stockholder has any direct interest.

(ww)       “Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, vapor intrusion, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or into or within any building, structure, facility or fixture), in each case in violation of applicable Law.

(xx)         “Representatives” means a Party’s accountants, investment bankers, counsel, consultants, strategic advisors and other authorized representatives of such Party.

(yy)         “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

(zz)         “Stockholder” means any holder of capital stock of the Company.

(aaa)      “Stockholder Agreements” means the Voting Agreement and any other agreement between the Company and the Stockholders and/or Optionholders.

(bbb)      “Tax” or “Taxes” means any and all U.S. or other federal, provincial, state or local taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature, including without limitation all net income, gross income, profits, gross receipts, excise, goods and services, value added, capital, real or personal property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum estimated, severance, stamp, property, occupation, environmental, escheat, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other taxes, customs duty, fees assessments or charges of any kind whatsoever, imposed by any Governmental Authority, together with any interest, penalties or additions to Tax relating thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

(ccc)       “Tax Return” means any return, declaration,-report, claim for refund, information return, or statement, and any schedule, attachment or amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information), filed or required to be filed by any taxing authority in connection with the determination, assessment, collection, imposition, payment, refund or credit of any Tax or the administration of the Laws related to any Tax.

(ddd)      “Trade Secrets” means information, including, but not limited to, technical or non-technical data, formulas, recipes technology, know-how, research and development, patterns, compilations, programs, including, without limitation, Software and related source codes, algorithms, devices, method, techniques, drawings, processes, financial data, financial plans, product plans, lists of actual or potential customers or suppliers, or other information similar to any of the foregoing, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use.

(eee)       “Transactions” means the transactions contemplated by this Agreement and the Ancillary Documents.

(fff)        “USDA” means the United States Department of Agriculture.

(ggg)       “Voting Agreement” means that certain Voting Agreement, dated February 1, 2018, as amended and restated by that Amended and Restated Voting Agreement, dated April 4, 2018, by and among the Company and certain of its Stockholders.

1.2          Cross Reference.  The following capitalized terms shall have the meanings assigned to them in the following sections:

Term	Section Reference
1934 Act	1.1(a)
AAA	8.9(b)
Agreement	Preamble
Annual Financial Statements	3.8
Arbitration Notice	8.9(a)
Balance Sheet Date	1.1(d)
Basket	7.5(a)
Business	Recitals
Buyer	Preamble
Buyer Indemnified Parties	7.1(a)
Buyer Losses	7.1(b)
Claim	8.9(a)
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Employees	3.4(e)
Company Indemnified Parties	7.2(a)
Company IP Rights Contracts	3.25(c)
Company Losses	7.2(b)
Company Trademarks	3.25(b)
Covered Person	3.34
Current Certificate	2.1

Term	Section Reference
Designated Courts	8.7(a)
Disqualification Event	3.34
Environmental Permit	3.13(b)
Environmental Representations	7.4
ERISA Affiliate	3.19(c)
Expenses	5.2
Financial Statements	3.8
Food Laws	3.16(b)
Fundamental Representation	7.4
Indemnified Party	7.3(a)
Indemnifying Party	7.3(a)
Insurance Policies	3.21
Interim Financial Statement	3.8
Inventory	3.29(b)
IRCA	3.18
Leased Real Property	3.15
Legal Dispute	8.7(a)
Material Customers	3.27
Material Suppliers	3.27
New Shares	Recitals
Owned Company Intellectual	3.25(b)
Party; Parties	Preamble
Pension Plans	3.19(a)
Permits	3.22
Plans	3.19(a)
Purchase Price	2.2
Response	8.9(a)
Restated Certificate	2.1
Rules	8.9(b)
Series B Stock	Recitals
Special Representations	7.4
Subsidiaries	3.6(a)
Survival Date	7.4
Third Party Claim	7.3(a)
Trade Promotion	3.32
Trademarks	1.1(bb)
Welfare Plans	3.19(a)

ARTICLE 2
PURCHASE AND SALE; CLOSING

2.1          Certificate of Incorporation.  Immediately prior to the consummation of the Transactions, the Company shall adopt and file with the Secretary of State of the State of California an Amended and Restated Certificate of Incorporation, in the form attached hereto as Exhibit D (the “Restated Certificate”), which will amend and restate the Company’s Certificate of

Incorporation filed with the Secretary of State of the State of California on Mach 29, 2007, as amended on January 22, 2009, February 18, 2009, August 13, 2013 and January 8, 2018 (together with its amendments, the “Current Certificate”).

2.2          Purchase and New Issuance of Series B Stock.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, at the Closing (as defined below), the Company agrees to issue, sell, and deliver to the Buyer, and the Buyer agrees to purchase from the Company, an aggregate of 1,986,195 New Shares, for aggregate cash consideration equal to Forty Million Dollars ($40,000,000) (collectively, the “Purchase Price”).

2.3          Closing.  The consummation of the purchase and sale of the New Shares (the “Closing”) will take place remotely by the exchange of documents and signatures simultaneously with the execution of this Agreement (such date, the “Closing Date”).  The Closing shall be deemed to occur as of 11:59 PM Pacific time on the Closing Date.

2.4          Closing Payments.  In connection with the foregoing transactions, the following payments shall be made at the Closing, all of which are set forth on the Funds Flow Schedule:

(a)           The Buyer shall pay to, or as directed by, the Company the Purchase Price, less the Buyer Transaction Expenses, by wire transfer of immediately available funds.

(b)           The Company will pay or cause to be paid all Buyer Transaction Expenses as provided in (a) above.

(c)           The Company will pay or cause to be paid all Payoff Indebtedness, by wire transfer of immediately available funds to the accounts designated on Schedule 1.1(nn).

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Buyer that, except as set forth on the Disclosure Schedule to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date hereof:

3.1          Organization.  The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of California.  The Company is duly qualified, licensed or admitted to transact business as a foreign corporation and is in good standing in all jurisdictions in which the nature of its business or where the character of its properties or assets owned, leased or operated by it requires such qualification.  Schedule 3.1 sets forth each jurisdiction where the Company is qualified to do business.  The copies of the Current Certificate and Stockholder Agreements of the Company as provided to the Buyer are true, accurate and complete and reflect all amendments made through the date of this Agreement.

3.2          Power and Authority.  The Company has full corporate power and authority to own or lease its properties, to carry on its business as such business is now being conducted, to perform its obligations under all Contracts to which it is a party or by which it is bound, and to enter into this Agreement and consummate the transactions contemplated hereby.

3.3          Enforceability.  This Agreement and the Ancillary Documents to which the Company is a party have been duly authorized by the Company, and constitute legal, valid and binding obligations enforceable against the Company in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors’ rights generally and general equitable principles.

3.4          Capitalization.

(a)           Stockholders and Optionholders.  Schedule 3.4 sets forth a complete list of the Existing Stockholders and Optionholders as of immediately prior to the Transactions, on a, Fully Diluted Basis, and, in the case of the Company Options, the vesting schedule for all Company Options, as well as the exercise price for each Company Option.  The Existing Stockholders set forth thereon are the record owners of all of the outstanding shares of the capital stock of the Company and the Optionholders set forth thereon hold all of the outstanding Company Options, and such ownership interests constitute 100% of the ownership of the equity interests in the Company.

(b)           Issuance.  All of the equity interests set forth in Schedule 3.4:

(i)            have been duly authorized an validly, issued;

(ii)           were issued in compliance with all applicable state and federal securities Laws; and

(iii)          were not issued in violation of any Contract to which the Company is, or was, a party or subject to (including without limitation the Stockholder Agreements as in effect upon issuance) or in violation of any pre-emptive or similar rights of any Person.

(c)           Equity Contracts.  Schedule 3.4 accurately identifies each Contract to which the Company is a party that contains any voting rights, information rights, registration rights, financial statement requirements, sale bonuses, phantom stock rights or other similar contractual rights or that otherwise relates to the equity securities of the Company that will remain in effect following the Closing.  Except for the equity interests set forth on Schedule 3.4, there are no outstanding rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements that could require the issuance or sale of any shares of equity interests (or securities convertible into or exchangeable for its equity interests) of the Company.  The Company is not obligated to redeem or otherwise acquire any of its outstanding equity interests.  The New Shares and the other equity interests and other securities of the Company are free and clear of all Liens and restrictions, except for restrictions arising out of applicable securities laws or pursuant the terms and conditions of the Ancillary Documents or pursuant to any other written agreements between the Company and a holder thereof.

(d)           Consideration.  No Person will be entitled to receive on account of an equity interest in the Company any payment or consideration (in any form whatsoever) from the

Company as a result of the Transactions other than the Persons set forth in the Funds Flow Schedule and in the amounts calculated in accordance with the Funds Flow Schedule.

(e)           Director and Officer Indemnification.  To Company’s Knowledge, event has occurred, and no circumstance or condition exists, that has resulted in, or may result in, any claim for indemnification, reimbursement, contribution or the advancement of expenses by any employee of the Company and each Subsidiary (a “Company Employee” and, collectively, the “Company Employees”) (other than a claim for reimbursement by the Company Employee, in the Ordinary Course of Business, of travel expenses or other out-of-pocket expenses of a routine nature incurred by such Company-Employees in the course of performing such Company Employees’ duties for the Company) pursuant to:  (i) the terms of the Stockholder Agreements; (ii) any indemnification agreement or other Contract between the Company and any such Company Employee; or (iii) any applicable Law.

(f)            Dividends and Distributions.  The Company has not declared any dividends or other distributions on any equity interests that have not been paid.

(g)           Claims by Security Holders.  No event or circumstance has occurred that has resulted in, or that may result in, any Losses or any obligation to issue additional securities in connection with, any current, former or alleged security holder of the Company in such Person’s capacity (or alleged capacity) as a security holder of the Company, except for the Transactions.

3.5          Valid Issuance of New Shares.

(a)           The New Shares, when issued and paid for as provided in this Agreement, shall be duly authorized and validly issued, fully paid, and nonassessable and shall be free of any liens, encumbrances, or restrictions on transfer (other than those created by the Ancillary Documents and applicable state and/or federal securities Laws).

(b)           The New Shares are exempt from the registration and prospectus delivery requirements of the Securities Act.

(c)           The Company has not offered any New Shares, or substantially similar securities of the Company, for sale to, or solicited any offers to buy from, or otherwise approached or negotiated in respect of any such offer to sell or buy with, any persons other than the Buyer. The Company has not taken any action that shall cause the issuance, sale, and delivery of the New Shares to constitute violation of the Securities Act or any applicable state securities Laws.

3.6          Subsidiaries.

(a)           Schedule 3.6 contains a true and complete list of all of the Persons in which the Company, directly or indirectly, is the general partner or owns, directly or indirectly, any issued share capital, shares or membership interests, other equity rights, interests or other securities or derivatives thereof (the “Subsidiaries” and each a “Subsidiary”), together with the jurisdiction of organization or incorporation, as applicable.

(b)           Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, as applicable, and has full corporate or similar power and authority to conduct its business as presently conducted and to own, use, license, lease and operate their respective assets and properties.  Each Subsidiary is duly qualified, licensed or admitted to transact business and is in good standing as a foreign corporation or company in each jurisdiction in which the nature of its business or where the character of its properties or assets owned, leased or operated by it makes such qualification, licensing or admission necessary.

3.7          No Violation; Consents and Approvals.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not:  (a) violate any provision of the organizational documents of the Company or any of its Subsidiaries, (b) violate any Law, applicable to, binding upon or enforceable against the Company or any of its Subsidiaries, (c) result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, require a notice or consent under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate, any Material Contract, (d) result in the creation or imposition of any Lien upon any of the material properties or material assets of the Company or any of its Subsidiaries, or (e) require the consent or approval of, filing with, or notice (other than post-Closing security law notice filings) to, any Governmental Authority or other Person.

3.8          Financial Statements.  Attached as Schedule 3.8 are true, correct and complete copies of (a) the audited consolidated financial statements of the Company.- and its Subsidiaries as of and for the fiscal years ended on December 31, 2015, December 31, 2016 and December 31:2017 (the “Annual Financial Statements”), and (b) the unaudited consolidated balance sheet and income statement of the Company and its Subsidiaries as of and for the one-month period ending January 31, 2018 (the “Interim Financial Statements” and collectively with the Annual Financial Statements, the “Financial Statements”).  The Financial Statements fairly present in all material respects the financial condition, assets and liabilities of the Company and its Subsidiaries at each of the balance sheet dates and the results of operations and changes in financial position and cash flows, for each of the periods covered thereby, and have been prepared in accordance with GAAP applied on a consistent basis.

3.9          Undisclosed Liabilities.  Neither the Company nor any of its Subsidiaries has any material liabilities of a nature required to be reflected on a balance sheet prepared in accordance with GAAP applied on a consistent basis, except (a) those which are identified on Schedule 3.9, (b) those that are reflected and reserved against in the Interim Financial Statements, and (c) those that have been incurred in the Ordinary Course of Business since the Balance Sheet Date.

3.10        Absence of Changes.  From December 31, 2017 through the date hereof, each of the Company and its Subsidiaries has conducted its business in the Ordinary Course of Business.  Except as disclosed on Schedule 3.10, since December 31, 2017 through the date hereof, there has not been, with respect to the Company or any of its Subsidiaries, any:

(a)           Undisclosed disposition or acquisition of any material assets or properties, except dispositions or acquisitions in the Ordinary Course of Business;

(b)           transfer, assignment or grant of any license or sublicense of any rights under or with respect to any Company Intellectual Property;

(c)           damage, destruction or other casualty loss materially and adversely affecting its business or material assets (whether or not covered by insurance);

(d)           entry into, termination of, or amendment to any Material Contract, except in the Ordinary Course of Business;

(e)           material change in any method of accounting or accounting practice of the Company or any of its Subsidiaries, except as required by GAAP applied on a consistent basis or as disclosed in the notes to the Financial Statements;

(f)            capital investment in, or any loan to, any other Person, or any advances of business expenses to Company Employees that are either (i) outside the Ordinary Course of Business or (ii) in excess of $50,000;

(g)           undisclosed capital expenditures in excess of $100,000 individually or $2,500,000 in the aggregate;

(h)           creation or incurrence by the Company or any of its Subsidiaries of any Indebtedness;

(i)            imposition of any Lien upon any of the Company’s or any of its Subsidiaries’ properties, equity interests or assets, tangible or intangible;

(j)            acceleration, termination, modification to or cancellation or renewal of, or waiver of a material right under, any Material Contract;

(k)           material diminishment, increase or termination, of any promotional programs that individually or in the aggregate are or were material to the Company or any of its Subsidiaries, except in the Ordinary Course of Business;

(l)            other than as required by Law or the terms of a Plan, (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its employees, officers, directors, independent contractors or consultants, other than (A) grants of bonuses and increases in base pay, bonuses or sales commissions for any such Person that were made in the Ordinary Course of Business and that resulted in an aggregate annual increase in compensation for such Person of less than $25,000 or (B) renewals of or changes to the Company’s or any of its Subsidiaries’ employee benefit plans applicable to substantially all of the Company’s or such Subsidiary’s employees made in the Ordinary Course of Business that have not materially increased the cost to the Company or such Subsidiary of providing such employee benefits, (ii) material change in the terms of employment for any employee, other than any change which is covered in subclause (i) of this Section, (iii)zany resignation or termination of employment with respect to any employee or officer or resignation of any director, or (iv) action to accelerate the vesting or payment of any compensation or benefit for any employee, officer, director, independent contractor or consultant;

(m)          lease of any property or assets for an amount in excess of $25,000, individually (in the case of a lease, per annum) or $100,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term);

(n)           entry into a new line of business, material modification of an existing line of business or abandonment or discontinuance of existing lines of business;

(o)           except as set forth on Schedule 3.10(o), action by the Company or any of its Subsidiaries to change or rescind any Tax election or amend any Tax Return;

(p)           discharge, forgiveness, cancellation or satisfaction by the Company or any of its Subsidiaries of any Lien, debt, claim or payment by the Company or such Subsidiary of any material obligation or material liability (fixed or contingent) other than in the Ordinary Course of Business;

(q)           write-down of the value of any assets or inventory by the Company or any of its Subsidiaries or write-off of any notes or accounts receivable of the Company or any of its Subsidiaries, in each case, other than those for which reserves or accruals have been established in the Interim Financial Statements or those in amounts of less than $100,000 in the aggregate;

(r)            event, occurrence or development that has had, or may have, individually or in the aggregate, a Material Adverse Effect;

(s)            material changes in Contracts containing confidentiality or non-disclosure obligations of the Company or any of its Subsidiaries pursuant to which the Company or such Subsidiary has received or expects to receive confidential information of a third party;

(t)            material change in the practices of the Company or any of its Subsidiaries with respect to working capital, including but not limited to any acceleration or modification of accounts receivable collections or the delay, postponement or modification of the payment of accounts payable or accrued expenses;

(u)           material change in the Company’s or any of its Subsidiaries’ practices with respect to the sale or purchase of products or inventory;

(v)           material change in the Company’s or any of its Subsidiaries’ quality control/quality assurance practices and procedures, or USDA and FDA compliance practices and procedures;

(w)          modification to the Company’s or any of its Subsidiaries’ insurance policies in effect;

(x)           entry by the Company or any of its Subsidiaries into, or modification or termination by the Company or any of its Subsidiaries of, purchase orders outside the Ordinary Course of Business; or

(y)           entry into any Contract by the Company or any of its Subsidiaries to do any of the foregoing, or any action or omission that would result in any of the foregoing.

3.11        Litigation.  (a) There are no Proceedings pending or, to the Company’s Knowledge, threatened against, related to or affecting the Company or any of its Subsidiaries, at law or in equity, before or by any Governmental Authority, (b) neither the Company nor any of its Subsidiaries nor any of their respective assets is subject to any outstanding judgment, order or decree of any Governmental Authority and (c) within two years prior to the date of this Agreement, there have not been any Proceedings pending, settled, or to the Company’s Knowledge, threatened against, related to or affecting the Company or any of its Subsidiaries, at law or in equity, before or by any Governmental Authority.  To the Company’s Knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists that may give rise to or serve as a Basis for the commencement of any such claim, action, suit or proceeding.  There is no pending claim, action, suit or proceeding in which the Company or any of its Subsidiaries is the plaintiff or claimant.  No officer of the Company or any of its Subsidiaries, or to the Company’s Knowledge any other employee of the Company or any of its Subsidiaries, is subject to any order that prohibits such officer or other employee, as the case may be, from engaging in or continuing any conduct, activity or practice relating to the Company’s or any of its Subsidiaries’ respective business.

3.12        Product Liability; Product Recall.

(a)           As of the date hereof, the Company does not have Knowledge of any fact (including without limitation, Knowledge of any material defect in any Product) that could form the basis of any claim against the Company or any of its Subsidiaries for injury to person or property caused by any Products manufactured, marketed, sold or distributed by the Company or any of its Subsidiaries.  Schedule 3.12(a) sets forth (i) a list of all claims asserted against the Company or any of its Subsidiaries for a period of two years prior to the date of this Agreement asserting any (A) liability for injury to person or property caused by any Products manufactured, sold or distributed by the Company or any of its Subsidiaries or (B) claim in respect of any product warranty, and (ii) the aggregate dollar amount paid by the Company or any of its Subsidiaries and their respective insurers in respect of such claims.  There have not been any recalls or proposed recalls of Products (whether instituted by the Company or any of its Subsidiaries or requested or directed by any Governmental Authority or otherwise), and neither the Company nor any of its Subsidiaries has otherwise withdrawn any Products, manufactured, distributed or sold by it (excluding product returns).  None of the Products or any of the materials received by the Company or any of its Subsidiaries from any of its suppliers has any defects or other adverse quality issues.

(b)           The Company and its Subsidiaries have each at all times for a period of two years prior to the date of this Agreement complied with all Laws imposing requirements with respect to the maintenance of data and technical support to support the safety claims and the accuracy of advertising claims made in any of its marketing or advertising materials relating to all products sold by or on behalf of the Company or any of its Subsidiaries, including, but not limited to, labels, labeling and advertising.

3.13        Environmental Matters.

(a)           To the Company’s Knowledge, the Company and its Subsidiaries are in compliance, and the Company and its Subsidiaries have always complied, with all Environmental Laws, and neither the Company nor any of its Subsidiaries has any liabilities under Environmental Laws.

(b)           To the Company’s Knowledge, the Company and its Subsidiaries have obtained and is in compliance with all license, permits or authorizations which are required under applicable Environmental Laws (“Environmental Permits”) necessary for the ownership, lease, operation or use of the business or assets of the Company and its Subsidiaries and all such Environmental Permits are in full force and effect in accordance with Environmental Law, and to the Company’s Knowledge, there is no condition, event or circumstance that would prevent or impede, after the Closing Date, the ownership, lease, operation or use of the business or assets of the Company or any of its Subsidiaries as currently carried out.

(c)           To the Company’s Knowledge, there has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business or assets of the Company or any of its Subsidiaries or any real property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries.

(d)           To the Company’s0Cnowledge, no owner or former operator of any real property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries or any other third party has received written notice of any violation of any Environmental Law indicating past or present treatment, storage or disposal of Hazardous Materials or reporting a spill or release or threatened release of Hazardous Materials into the environment or reporting any exposure to any Hazardous Material.

(e)           To the Company’s Knowledge, neither the Company nor any of its Subsidiaries has any Liability under any Laws in connection with the transportation, release, discharge or disposal by or at the direction of the Company or any of its Subsidiaries or any of their respective Affiliates of any Hazardous Material into the environment, and no release or disposal by the Company or any of its Subsidiaries or any of their respective Affiliates of any Hazardous Material which could require investigation or remediation has occurred.

(f)            None of the operations of the Company or any of its Subsidiaries involves the generation, transportation, treatment, storage or disposal of Hazardous Materials other than in compliance with applicable Laws.

(g)           Except in accordance with all applicable Laws, neither the Company nor any of its Subsidiaries has disposed of any Hazardous Material.

(h)           The Company has not received any written notice of any Lien in favor of any Governmental Authority for (i) any Liability under any Environmental Law, or (ii) damages arising from or costs incurred in response to a release of any Hazardous Material into the environment has been filed or attached to any of the Company’s or any of its Subsidiaries’ property or assets9

(i)            Neither the Company nor any of its Subsidiaries has been threatened with, or has been subject to, responsible or liable for, any liability or cost associated with the presence of any Hazardous Material at any real property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, or the violation or potential violation of any Environmental Laws.

(j)            Neither the Company nor any of its Subsidiaries has, for a period of two years prior to the date of this Agreement, received any written notice of a violation of Environmental Laws or asserting any liability arising under Environmental Laws, including, without limitation, any investigatory, remedial or corrective obligation, relating to any of such Persons or their current or former facilities.

(k)           The Company has provided copies of all environmental investigation or compliance audits in its or its advisors’ or any Subsidiary’s possession or control, including, without limitation, any with respect to prior facilities owned, operated or otherwise used in connection with the Company or any of its Subsidiaries.

(l)            The Company has not received any notice of any event, condition, circumstance, activity, practice or incident that has or may interfere with or prevent compliance with any Environmental Law.

(m)          Neither the Company nor any of its Subsidiaries has retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under any Environmental Law.

3.14        Title to Assets.

(a)           Each of the Company and its Subsidiaries has valid title to, or a valid leasehold interest in (or other right to use), all of the tangible properties and assets that it purports to own or lease, including the properties and assets reflected on the Interim Financial Statements, free and clear of all Liens other than Permitted Liens, with the exception of assets used or disposed of in the Ordinary Course of Business since the date of the Interim Financial Statements.  Except as disclosed in Schedule 3.14, neither the Company nor any of its Subsidiaries has received in respect of any of its properties or assets any written notice of conflict with the asserted ownership rights of any other party.

(b)           All of the Company’s and its Subsidiaries’ material equipment has been maintained in accordance with such equipment’s manufacturer’s recommended maintenance schedules in the Ordinary Course of Business and is in good condition and repair.  The Company and each Subsidiary has accounted for all material equipment and verified its existence, whether located at the Leased Real Property or otherwise.

3.15        Real Property.  Schedule 3.15(a) lists (a) the street address of each parcel of Real Property; (b) if such property is leased or subleased by the Company or any Subsidiary of the Company, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (c) the current use of such property.  With respect to owned Real Property, the Company has delivered or made available to Buyer true, complete and correct copies of the deeds and other instruments (as recorded) by which the Company or any Subsidiary of the Company acquired such Real Property.  With respect to leased Real Property (the “Leased Real Property”), the Company has delivered or made available to Buyer true, complete and correct copies of any leases affecting the Real Property.  Except as set forth on Schedule 3.15(b), neither the Company nor any Subsidiary of the Company is a sublessor or grantor under any sublease or other instrument granting to any other

Person any right to the possession, lease, occupancy or enjoyment of any Leased Real Property.  The use and operation of the Real Property in the conduct of the businesses of Company or any of its Subsidiaries do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement.  No material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than the Company or any Subsidiary of the Company.  There are no Actions pending nor, to the Company’s Knowledge, threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.

3.16        Legal and Regulatory Compliance.

(a)           The Company and its Subsidiaries have at all times complied, and each is now in compliance, in all material respects with all applicable Laws, including all Alcohol Laws.  As of the date of this Agreement, there are no pending Proceedings against the Company or any of its Subsidiaries alleging that the Company or such Subsidiary is in violation of any applicable Law, including any Alcohol Law.  Neither the Company, any of its Subsidiaries, nor any of their respective executive officers (in their capacities as such) has received any written notice, order, complaint or other communication from any Governmental Authority or third party of any claim of a violation of (i) any applicable Law, including any Alcohol Law, (ii) any FDA Form 483 or equivalent written report by inspectors or officials from any Governmental Authority, (iii) any FDA or USDA written notice of adverse findings or any equivalent written correspondence, notice or communication from any other Governmental Authority indicating a failure to comply with applicable Law or (iv) any warning letters or other written correspondence from the FDA, USDA or any other Governmental Authority in which the FDA, USDA or such other Governmental Authority asserted that the operations of the Company or any of its Subsidiaries were not compliance with applicable Law.  Neither the Company nor any of its Subsidiaries has made any fraudulent statement to the FDA, USDA or any other Governmental Authority, or failed to disclose a material fact required under Law to be disclosed to the FDA, USDA or any other Governmental Authority or been convicted of any crime.  No event has occurred, and no condition or circumstance exists, that could reasonably be expected to (with or without notice or lapse of time) constitute or result in a material violation by the Company or any of its Subsidiaries of, or a failure on the part of the Company or any of its Subsidiaries to comply with, any applicable Law.

(b)           Each product marketed, manufactured, sold or distributed by the Company or any of its Subsidiaries has been, for a period of two years prior to the date of this Agreement, and is being marketed, manufactured, sold or distributed by the Company or such Subsidiary, in compliance with all applicable requirements under the Federal Food Drug and Cosmetic Act, as amended, and regulations promulgated by the FDA thereunder, the Lanham Act of 1946, as amended, and regulations promulgated thereunder, and similar Laws of all other applicable Governmental Authorities, including without limitation other Laws promulgated by the FDA, the U.S. Environmental Protection Agency, the USDA, corresponding state-level Governmental Authorities, and foreign countries that apply to the manufacture, distribution, marketing, sale and labeling of food products (such Laws, collectively or singly, the “Food Laws”), and the processing, manufacture or holding of such products by the Company and its Subsidiaries has been, for a period of two years prior to the date of this Agreement, and is in all respects in accordance with the applicable standards prescribed by Food Laws.

(c)           Neither the Company nor any of its Subsidiaries has established or maintained, nor is it maintaining, any unlawful fund of corporate monies or other properties.  None of the Company’s or any Subsidiary’s Representatives or any of their respective Affiliates or family members (i) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (iii) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977 or similar Laws of relevant Governmental Authorities or (iv) has made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.17        Labor and Employment Matters.

(a)           Organized Labor.  There are no Proceedings pending or, to the Company’s Knowledge, threatened, between the Company or any Subsidiary of the Company, on the one hand, and any employee of the Company or any Subsidiary of the Company, on the other hand, which Proceedings have resulted in or may result in a material fine, penalty or expense.  Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, and there has been no organized effort during the 24 calendar months prior to the date of this Agreement to organize any employees of the Company or any of its Subsidiaries into one or more collective bargaining units.  There has not been, nor to the Company’s Knowledge is there now, any threatened strike, organized work stoppage, grievance, or other collective bargaining dispute involving the employees of the Company or any of its Subsidiaries, and, to the Company’s Knowledge, there is no Basis for the foregoing.

(b)           Labor Practices.  Neither the Company nor any Subsidiary has committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the Company’s Knowledge, threatened charge or complaint against the Company or any of its Subsidiaries by or with the National Labor Relations Board or other similar body.

(c)           Compliance with Employment Laws.  The Company and each of its Subsidiaries has been and is currently in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, worker classification, unemployment insurance, workers’ compensation, equal employment opportunity, employment discrimination and immigration control.  There are no outstanding, pending or, to the Company’s Knowledge, threatened claims-against the Company or any of its Subsidiaries (whether under regulation, contract, policy or otherwise) asserted by or on behalf of any present or former employee or job applicant of the Company or such Subsidiary.  There are no outstanding, pending or, to the Company’s Knowledge, threatened claims against the Company or any of its Subsidiaries by any Person (including any governmental body) under or arising out of any statute, ordinance, order, rule or regulation relating to discrimination, retaliation or other fair employment practices, or occupational safety in employment or employment practices.

3.18        Immigration Matters.  The services of all Company Employees shall remain available without the need for submission of new or amended petitions or applications to the U.S. Citizenship and Immigration Services, U.S. Department of Labor, or U.S. Department of State with respect to any employee’s immigration and nationality law status in the United States.  All of the Company Employees who work in the United States are, and all former employees of the Company or a Subsidiary of the Company who worked in the United States whose employment terminated, voluntarily or involuntarily, for a period of two years prior to the date of this Agreement, were legally authorized to work in the United States, and the Company and its Subsidiaries completed timely and retained as necessary all relevant employment verification paperwork (Form I-9) as required by the Immigration Reform and Control Act of 1986 (“IRCA”) for all employees hired during the period of November 6, 1986 and until the date of this Agreement.  At all times after November 6, 1986 and until the date of this Agreement, the Company and its Subsidiaries were in material compliance with the employment verification provisions (including both the paperwork and the documentation requirements) and the anti-discrimination provisions of the IRCA.  To the Company’s Knowledge, under the employment verification provisions of the IRCA, neither the Company nor any Subsidiary of the Company has any direct or indirect liability with respect to any misclassification of any person as an independent contractor rather than as an employee or with respect to any employee leased or seconded from another employer.

3.19        Employee Benefit Plans.

(a)           Each “employee benefit plan” (as such term is defined under Section 3(3) of ERISA) and all other material pension, retirement, deferred compensation, profit sharing, bonus, incentive, equity or equity-based, severance, change-of-control, health, life, disability, group insurance, vacation and fringe benefit plans, programs, contracts, or arrangements (whether written or unwritten) maintained, contributed to, or required to be contributed to, by the Company or a Subsidiary of the Company for the benefit of any of their current or former employees or directors or with respect to which may have any material actual or contingent liability (each a “Plan”) has been maintained£:funded and administered, in form and in operation, in accordance with its terms and with the requirements of the Code, ERISA and all applicable Laws, and the Company and each of its Subsidiaries have performed and complied with all of its obligations under or with respect to each Plan.

(b)           Each of the Plans that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is a master or prototype plan that has received a favorable opinion or advisory letter from the Internal Revenue Service that the Company the Plan can rely upon and to the Company’s Knowledge, no event has occurred since the date of the most recent determination letter or opinion letter that may adversely affect the qualification of such Plan.

(c)           No Plan is now or at any time has been subject to Title IV of ERISA and neither the Company, any Subsidiary of the Company not any corporation or trade or business (whether or not incorporated) (i) under common control withiz6the meaning of Section 4001(b)(1) of ERISA with the Company or a Subsidiary of the Company, or (ii) which is treated with the Company or a Subsidiary of the Company as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the Code (“ERISA Affiliate”) has for a period of three years prior to the date of this Agreement had any obligation to or liability (contingent or otherwise) with respect to any such Plan.  Neither the Company, a Subsidiary of the Company nor any ERISA Affiliate has any liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a multiemployer plan.

(d)           No Plan provides welfare benefit coverage, including, without limitation, death or medical benefit coverage, beyond termination of service or retirement other than coverage mandated by applicable Law.

(e)           There is no pending or, to the Company’s Knowledge, reasonably anticipated or threatened action relating to a Plan or facts or circumstances that could reasonably form the Basis for any such action (other than routine claims for benefits), and no Plan has of the Company or a Subsidiary of the Company been the subject of an examination or audit by a Governmental Authority.

3.20        Tax Matters.

(a)           All Tax Returns (including any consolidated, combined, unitary or other similar Tax Return that includes or is required to include the Company or a Subsidiary of the Company) required to be filed by or with respect to the Company or a Subsidiary of the Company have been filed within the time and in the manner prescribed by applicable Laws (taking into account any extensions of time to file), and all such Tax Returns have been prepared in compliance with all applicable Laws and are true, correct and complete.  All Taxes owed by the Company or a Subsidiary of the Company have been fully and timely paid, regardless of whether shown on such Tax Returns.  Neither the Company nor any Subsidiary of the Company is, and has never been, (i) a member of any affiliated group filing or required to file a consolidated, combined, unitary or similar Tax Return, or (ii) a party to any Tax allocation, Tax sharing, Tax indemnity, Tax reimbursement or similar agreement or arrangement.  Neither the Company nor a Subsidiary of the Company is liable for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-United States Law) as a transferee or successor, by contract or otherwise.

(b)           Neither the Company nor any Subsidiary of the Company has been or is currently in violation (or, with or without notice or lapse of time or both, would be in violation) of any applicable Law or regulation relating to the payment, collection, or withholding of Taxes, or the remittance thereof, and all withholding and payroll Tax requirements required to be complied with by the Company and any of its Subsidiaries up to and including the date hereof have been satisfied.

(c)           No deficiency for any Taxes has been proposed or threatened in writing against the Company or a Subsidiary of the Company, which deficiency has not been paid in full, and to the Company’s Knowledge there is no basis upon which any such Tax deficiency could reasonably be expected to be asserted.  No issue relating to the Company or any Subsidiary of the Company, or involving any Tax for which the Company or any Subsidiary of the Company might be liable, has been resolved in favor of any taxing authority in any audit or examination that, by application of the same principles, could reasonably be expected to result in a deficiency for Taxes of the Company or any Subsidiary of the Company for any other period.  No audit or similar examination is currently ongoing or pending with respect to any Tax Return filed by the Company or any Subsidiary of the Company, or any taxable period of the Company or any Subsidiary of the Company.

(d)           Schedule 3.20(d) sets forth a correct and complete list of all Tax Returns filed by or with respect to the Company or any of its Subsidiaries for taxable periods ending on or after

December 31, 2011, indicates those Tax Returns that have been audited or subject to similar examination, and indicates those Tax Returns that currently are the subject of audit or examination.  The Company has delivered to the Buyer correct and complete copies of all Tax Returns filed by or with respect to the Company or any of its Subsidiaries for taxable periods ending on or after December 31, 2011 and all private letter rulings, notices of proposed deficiencies, deficiency notices, closing agreements, settlement agreements, and pending ruling requests relating to Taxes submitted, received or agreed to by or on behalf of the Company or any Subsidiary of the Company on or after such date.  Neither the Company nor any Subsidiary of the Company has waived or been requested to waive any statute of limitations in respect of Taxes of the Company or any of its Subsidiaries, which waiver is currently in effect.  There is no action, suit, investigation, audit, claim or assessment pending or proposed or, to the Company’s Knowledge, threatened with respect to Taxes of the Company or any of its Subsidiaries.  All deficiencies asserted or assessments made as a result of any examination of the Company Tax Returns relating to Taxes for which the Company or any of its Subsidiaries is liable have been paid in full.

(e)           Neither the Company nor any Subsidiary of the Company (i) is a party to any “closing agreements” described in Code § 7121 (or any comparable provision of state, local or foreign Tax law) or (ii) has requested or received any Tax ruling or entered into any closing agreement which could affect the Company’s (or any member’s) or such Subsidiary’s liability for Taxes, in either case that would have continuing effect after the Closing Date.  Any powers of attorney granted by the Company or a Subsidiary of the Company prior to the Closing relating to Taxes will be terminated by the Company or such Subsidiary effective as of the Closing Date.

(f)            Neither the Company nor any Subsidiary of the Company is subject to Tax in a jurisdiction where the Company or such Subsidiary does not file Tax Returns.  No claim has ever been made by any taxing authority in any jurisdiction where the Company or a Subsidiary of the Company does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction.  No Taxes will become payable by the Company or any Subsidiary of the Company as a result of the execution, delivery, or performance of this Agreement, or the consummation of the Transactions.

(g)           The amount of the Company’s or a Subsidiary of the Company’s Liability for unpaid Taxes for all periods ending on or before the Balance Sheet Date does not exceed, in the aggregate, the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements.  Neither the Company nor any Subsidiary of the Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period, or portion thereof, ending after the Closing Date as a result of (i) any adjustment under Section 481 of the Code (or any similar provision of applicable state, local, or non-United States law) by reason of any change in accounting method or otherwise, (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision &state, local or non-United States law) or any ruling received from any governmental entity executed on or before the Closing Date, (iii) any intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar excluding for this, local or non-United States law), (iv) the installment or open transaction method of accounting, the completed contract method of accounting or the cash method of accounting with respect to a transaction that occurred before the Closing Date, (v) any prepaid amount received on or before the Closing Date or (vi) any election under Section 108(i) of the Code.

(h)           Neither the Company nor any Subsidiary of the Company has signatory authority or a beneficial interest in any non-U.S. financial account.  Neither the Company nor any Subsidiary of the Company has had any direct or indirect ownership interest in any entity.  Neither the Company nor any Subsidiary of the Company has participated in a transaction that is described as a “reportable transaction” within the meaning of Treasury Regulation § 1.6011 (b)(1).  Neither the Company nor any Subsidiary of the Company owns, nor has it ever owned, any interest in any entity constituting a controlled foreign corporation (within the meaning of Section 957 of the Code) or a passive foreign investment company (within the meaning of Section 1297 of the Code).

(i)            There are no Liens with respect to Taxes on any of the Company or any of its Subsidiaries’ assets, other than Permitted Liens.

(j)            Neither the Company nor any Subsidiary of the Company has had a permanent establishment or other taxable presence in any country other than the United States, as determined pursuant to applicable Law and any applicable Tax treaty or convention between the United States and such other country.

(k)           Neither the Company nor any Subsidiary of the Company is subject to any current limitation (excluding for this purpose any such limitation arising as a result of the consummation of the Transactions) under Section 382, 383, or 384 of the Code (or any corresponding or similar provision of state, local or non-United States Law) on its ability to utilize its net operating losses, built-in losses, credits, or other similar items.  Neither the Company nor any Subsidiary of the Company has constituted either a “distributing” or “controlled” company in a transaction to which the provisions of Section 355 of the Code were intended to apply (i) in the two years before the date of this Agreement or (ii) in a distribution which could otherwise constitute a part of a plan or a series of related transactions (within the meaning of Section 355(e) of the Code) that includes the Transactions.

(l)            Without limiting the foregoing, the Company and each Subsidiary of the Company has paid in full any and all import or export duties, penalties and other import or export-related fees owed by the Company or such Subsidiary for supplies, raw materials and any other goods imported into the United States or any other country in respect of the period prior to the Closing Date.  The practices of the Company and each Subsidiary of the Company with respect to the import or export of supplies, raw materials and any other goods imported into the United States or any other country and with respect to the payment of any and all applicable import or export duties, penalties and other import or export-related fees owed by the Company and each Subsidiary of the Company in connection therewith, comply with all applicable import, export or other Laws of all applicable Governmental Authorities, whether in the United States or elsewhere.  The Company and each Subsidiary of the Company have correctly classified all of its supplies, raw materials and other goods for the purposes of determining whether they are subject to import, export and other Laws of applicable Governmental Authorities.

(m)          Prior to January 1, 2018, the Company has been a validly electing “S corporation” for U.S. federal income tax purposes, within the meaning of Sections 1361 and 1362 of the Code and for state and local income tax purposes, except in those states which do not recognize S corporation status, at all times since its Date of Formation.  Each Subsidiary of the Company that is a corporation for U.S. federal income tax purposes has been a validly electing “qualified subchapter S subsidiary” within the meaning of Section 1361 of the Code at all times since its Date of Formation, or, if later, since the date the Company acquired such entity.  As of January 1, 2018, the Company voluntarily elected to revoke its “S corporation” status and the Company and its Subsidiaries will be taxed as a “C corporation.”

3.21        Insurance.  Schedule 3.21 lists each insurance policy currently maintained by the Company and each Subsidiary of the Company, including the name of the insurer and policy number (the “Insurance Policies”).  The Insurance Policies are in full force and effect and neither the Company nor any Subsidiary of the Company is in breach or default thereunder.  The execution of this Agreement and the consummation of the transactions set forth herein will not cause any change in or any termination of any of the Insurance Policies.  The coverage 16vels of the Insurance Policies, individually and in the aggregate, are adequate(and have been adequate at all times for a period of one year prior to the date of this Agreement) for the Company and each Subsidiary of the Company based upon the Company’s or Subsidiary’s size and industry norms.  No claim has been made under any of the Insurance Policies for a period of one year prior to the date of this Agreement of the Company and each Subsidiary of the Company.  All premiums required to be paid prior to the date hereof under all Insurance Policies have been paid.  For a period of one year prior to the date of this Agreement, no notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any of the Insurance Policies has been received by the Company or any Subsidiary of the Company.  Neither the Company nor any Subsidiary of the Company has been refused any insurance, nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance for a period of one year prior to the date of this Agreement.  All Insurance Policies reflect the current class of goods for the Company and each Subsidiary of the Company.  True and complete copies of all Insurance Policies have been provided to the Buyer.

3.22        Licenses and Permits.  The Company and each Subsidiary of the Company possess all governmental licenses, approvals, permits or authorizations (collectively, the “Permits”) necessary for its businesses and operations as currently conducted, all of which are listed in Schedule 3.22.  (a) All of the Permits are validly held by the Company or the applicable Subsidiary of the Company, and the Company and the applicable Subsidiary of the Company have complied with the terms and conditions thereof, (b) during the past twelve (12) months neither the Company nor any Subsidiary of the Company has received written notice of any Proceedings relating to the revocation or modification of any of the Permits, the loss of which would materially adversely affect the Business, and (c) none of the Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for any suspensions, modifications, revocations or non-renewals that would not materially adversely affect the Business.  No notice has been received by the Company or any Subsidiary of the Company with respect to any failure by the Company or such Subsidiary to have any Permit.  Correct and complete copies of all of the Permits have been made available or delivered to the Buyer.  No event has occurred, and no condition or circumstance exists, that may (with or without notice or lapse of time) constitute or result in a material violation by the Company or any Subsidiary of the Company of, or provide the basis for cancellation of any Permits held by the Company or any Subsidiary of the Company or a failure on the part of the Company, any Subsidiary of the Company or its respective Products to comply with any applicable Law.

3.23        Related Party Transactions.  Except as set forth on, Schedule 3.23, no Related Party has any interest, directly or indirectly, in any Contract to which the Company or any Subsidiary of the Company is a party, or any property or asset used or owned by, or any interest in any direct customer or supplier of, the Company or any Subsidiary of the Company.  No Related Party has (A) borrowed money or loaned money to the Company or any Subsidiary of the Company that has not been repaid, (B) any contractual or other claim, express or implied, or any kind whatsoever against the Company or any Subsidiary of the Company that has not been satisfied, or (C) been engaged in any other transaction with the Company or any Subsidiary of the Company (other than the Transactions contemplated herein) that has remaining obligations to be performed.

3.24        Material Contracts.  Schedule 3.24 sets forth a list of all Contracts (written or oral) currently in effect other than Plans, including all amendments, modifications and supplements thereto, to which the Company or any Subsidiary of the Company is a party, or by which the Company or any Subsidiary of the Company is bound, meeting any of the descriptions set forth below:

(a)           (i) all Contracts or group of related Contracts with the same party for the purchase of products or services, under which the Company or any Subsidiary of the Company reasonably may be expected to purchase $100,000 or more of products or services during the period ending twelve (12) months after the date hereof, (ii) all Contracts which cannot be terminated on less than 61 days’ notice, and (iii) all Contracts which cannot be terminated at a cost of less than $250,000 without other penalty;

(b)           all Contracts that require the Company or any Subsidiary of the Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(c)           all Contracts that provide for the guarantee by the Company or any Subsidiary of the Company of the liabilities of any Person or the assumption of any Tax, environmental or other Liability of any Person;

(d)           all Contracts that limit or purport to limit the ability of the Company or any Subsidiary of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

(e)           all employment Contracts (other than at-will offer letters), payments to employees, executives or Persons controlled by executives pursuant to employment agreements or otherwise, contracts with independent contractors and any other Contracts with any Company Employee or any other Person containing severance, noncompetition, change of control payments or proprietary rights provisions (other than offer letters), including any Contracts that require the payment of any amounts or the granting of any rights as a result of entering into this Agreement and/or consummating the transactions contemplated hereby;

(f)            all leases for the Leased Real Property;

(g)           all Contracts that include or constitute a power of attorney (excluding power of attorney in connection with customs forms entered into in the Ordinary Course of Business);

(h)           all capital leases or personal property leases;

(i)            excluding Off-the-Shelf Software, all Contracts related to Intellectual Property, including all licenses and agreements pursuant to which the Company or any Subsidiary of the Company uses Intellectual Property or licenses Intellectual Property to third parties;

(j)            all Contracts (or group of related Contracts) under which the Company or any Subsidiary of the Company has created, incurred, assumed, or guaranteed any Indebtedness;

(k)           all Contracts (or group of Contracts) under which the Company or any Subsidiary of the Company contracts for any material agency, representation, distribution, or brokerage services for the sale of its products;

(l)            all Contracts (or group of Contracts) under which the Company or any Subsidiary of the Company contracts for transportation or freight services;

(m)          all Contracts (or group of Contracts) under which the Company or any Subsidiary of the Company contracts for the advertisement, display or promotion of any products involving payments of more than $25,000 annually; or

(n)           all Contracts (or group° f Contracts) under which the Company or any Subsidiary of the Company provides rebates to any third-parties (excluding coupons).

(o)           all Contracts (or group of Contracts) that require capital expenditures in excess of $250,000 in the aggregate on or after the Closing Date;

(p)           all Contracts (or group of Contracts) that deal with the provision of goods or services by or on behalf of the Company or any Subsidiary of the Company on a co-manufacturing basis;

(q)           all Contracts with any former director, former officer, former employee, former independent contactor, former consultant or former member of the Company or any Subsidiary of the Company for compensation in excess of $25,000 in any twelve (12) month period;

(r)            all Contracts (or group of Contracts) concerning a franchising, partnership, joint venture or similar arrangement;

(s)            all Contracts containing confidentiality or non-disclosure obligations of the Company or any Subsidiary of the Company pursuant to which the Company or such Subsidiary of the Company has received or expects to receive confidential information of a third party;

(t)            all Contracts relating to the purchase or sale of a business for a period of two years prior to the date of this Agreement of the Company or any Subsidiary of the Company or under which indemnification obligations remain outstanding;

(u)           all Contracts containing covenants of the Company or any Subsidiary of the Company to indemnify or hold harmless another Person or group of Persons (except for product warranty obligations in Contracts for the sale of goods and other Contracts entered into in the Ordinary Course of Business);

(v)           any Contract pursuant to which the Company or any Subsidiary of the Company is required to purchase goods or services after the Closing Date outside the Ordinary Course of Business;

(w)          any other Contract (or group of Contracts) that has an aggregate future obligation to any person in excess of $100,000 during the twelve (12) months after the Closing Date and is not terminable, without cost, by the Company or any Subsidiary of the Company by notice of not-more than 60 days;

(x)           all Contracts relating to the merger, consolidation, reorganization or any similar transaction involving or with respect to the Company or any Subsidiary of the Company;

(y)           all Contracts relating to the collection, processing, protections, sharing, disclosure or disposal of User Data or Personal Data;

(z)           all Contracts containing an exclusivity provision between the Company or any Subsidiary of the Company, on the one hand, and any Person, on the other hand;

(aa)         all Contracts containing consignment or guaranteed sales provisions;

(bb)         all hedge, future or forward Contracts;

(cc)         all Contracts:  (i) granting exclusive rights to license, market, sell or deliver any of the products or services of the Company or any Subsidiary of the Company or of users of any marketplace, computer software, web site, or service of the Company or any Subsidiary of the Company; (ii) otherwise contemplating an exclusive or preferred relationship between the Company or any Subsidiary of the Company, on the one hand, and any other Person, on the other hand, including but not limited to Contracts regarding supplier arrangements, distribution, production or advertising; (iii) containing any non-competition, non-solicitation or other similar provisions; or (iv) granting any “most favored nation”, right of first offer or similar preferential rights to any Person; and

(dd)         any other Contract (or group of Contracts) that is material to the Company or any Subsidiary of the Company and not previously disclosed pursuant to this Section 3.24.

Each Material Contract is valid and binding in accordance with its terms and is in full force and effect.  Neither the Company or any Subsidiary of the Company nor, to the Company’s Knowledge, any other party to any Material Contract is in material breach of, or in default under, any Material Contract, nor has the Company or any Subsidiary of the Company received any notice of any intention to terminate any Material Contract.  No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.  Complete, correct and fully executed copies of each Material Contract (including all amendments, modifications and supplements thereto and waivers thereunder) have been made available or delivered to the Buyer.  Neither the Company or any Subsidiary of the Company nor, to the Company’s Knowledge, any other party thereto is in breach of any obligation under any purchase order, which breach would, individually or in the aggregate, be material to the Company or any Subsidiary of the Company.  Neither the Company nor any Subsidiary of the Company has affirmatively waived any of its respective material rights under any Material Contract.

3.25        Intellectual Property.

(a)           Excluding Off-the-Shelf Software, Schedule 3.25 sets forth a list of (i) Owned Company Intellectual Property and any Company Intellectual Property licensed from third parties, including all copyrights and copyright registrations/applications; Trademarks and Trademark registrations/applications; patents and patent registrations/applications; and domain names, (ii) all Product formulae owned and/or controlled by the Company or any Subsidiary of the Company (marked to delineate same) and included in the Company Intellectual Property, (iii) all past and current actions in the Trademark Trial and Appeal Board or any other Governmental Authority relating to the Company Intellectual Property, in which the Company or any Subsidiary of the Company was or is a named party, and (iv) third party Intellectual Property applications and registrations that incorporate the Company Intellectual Property owned by the Company or any Subsidiary of the Company.

(b)           Except as set forth in Schedule 3.25 and excluding Off-the-Shelf Software:  (i) the Company Intellectual Property comprises all Intellectual Property used or held for use in the operation or conduct of the business or for having manufactured, promoting and selling the Products; (ii) the Company or a Subsidiary of the Company owns and possesses all right, title-and interest in and to, or possesses the valid and enforceable right to use, all Company Intellectual Property and such right, title and interest in any Company Intellectual Property owned or purported to be owned by the Company or any Subsidiary of the Company (“Owned Company Intellectual Property”) is free and clear of all Liens other than Permitted Liens; (iii) no claims are pending or, to the Company’s Knowledge, threatened, as of the date of this Agreement against the Company or any Subsidiary of the Company by any Person claiming that the use of any Intellectual Property, including, but not limited to, the Owned Company Intellectual Property infringes the Intellectual Property of any such Person; (iv) during the five-year period prior to the date of this Agreement, neither the Company nor any Subsidiary of the Company has received any written notices of material infringement or material misappropriation from any Person with respect to the Company’s or any Subsidiary of the Company’s use of any Company Intellectual Property; (v) no application or registration for any Owned Company Intellectual Property, including without limitation all Trademarks of the Company or any Subsidiary:  of the Company (collectively, the “Company Trademarks”), has been subject to any opposition or cancellation proceeding in the U.S., or an equivalent proceeding, worldwide, and there has been no other litigation, litigation threatened in writing, or other written objection to the use or registration of any of the Owned Company Intellectual Property, including, but not limited to, the Company Trademarks, by the Company or any Subsidiary of the Company; (vi) the Company Trademarks are not registered to any Person (other than the Company or any Subsidiary of the Company) in any domestic or foreign jurisdiction, (vii) no supplier of the Company or any Subsidiary of the Company can legitimately claim, or has claimed or threatened to claim, ownership to any of the Owned Company Intellectual

Property; (viii) each of the Company’s and its Subsidiaries’ consultants, advertising agencies, marketing agencies, or other independent contractors that has developed any Intellectual Property included in the Owned Company Intellectual Property, has executed an agreement, affirming the Company’s or such Subsidiary’s ownership to such Owned Company Intellectual Property; (ix) no Person is infringing or materially misappropriating any Owned Company Intellectual Property; and (x) none of the Owned Company Intellectual Property materially infringes upon any other Person’s Intellectual Property.  Neither the Company nor any Subsidiary of the Company is bound by or a party to any option, license or similar Contract relating to any material Intellectual Property of any other Person included in the Company Intellectual Property for the use of such Intellectual Property in the conduct of the business as currently conducted, except (A) as set forth in Schedule 3.25, (B) for non-exclusive licenses to end-users of machinery and equipment in the Ordinary Course of Business, and (C) for Off-the-Shelf Software.

(c)           The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or Contract governing any of the Company Intellectual Property (the “Company IP Rights Contracts”), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of the Company Intellectual Property or impair the right of the Company or any Subsidiary of the Company to exercise any of its rights in the Company Intellectual Property or any portion thereof.

(d)           None of the manufacture, development, publication, marketing, license, sale, distribution, importation or use intended by the Company or any Subsidiary of the Company of any Products currently manufactured, developed, published, marketed, licensed, sold, distributed, imported or used by the Company or any Subsidiary of the Company or currently under development or consideration by the Company or any Subsidiary of the Company:  (i) violates any license or other agreement between the Company or any Subsidiary of the Company and any third party; (ii) infringes, misappropriates or violates any third party’s rights in any Intellectual Property; or (iii) infringes, misappropriates or violates any third party’s moral right, right of publicity or right to privacy.  There is no pending or, to the Company’s Knowledge, threatened claim or litigation related to any of the Owned Company Intellectual Property nor is there any Basis for any such claim under applicable law related to any of the Owned Company Intellectual Property, nor has the Company or any Subsidiary of the Company received any notice asserting that any of the Owned Company Intellectual Property conflicts, with or will with the rights of any third party, nor is there any Basis for any such assertion under applicable law.

(e)           The Company and each Subsidiary of the Company has (i) complied with the requirements of third parties with respect to maintaining the confidentiality of and safeguarding of such third parties’ Intellectual Property licensed to the Company or such Subsidiary; and (ii) exercised reasonable care and taken reasonable and practicable steps to maintain the confidentiality of and to protect and safeguard such third parties’ Intellectual Property that is included in the Company Intellectual Property.

3.26        Indebtedness; Accounts Payable.

(a)           Neither the Company nor any Subsidiary of the Company is liable for any Indebtedness of any other Person.  Schedule 3.26(a) sets forth a summary of the terms of all Indebtedness of the Company and its Subsidiaries.

(b)           Schedule 3.26(b) sets forth an accurate and complete list and aging of all accounts payable of the Company and its Subsidiaries as of January 31, 2018.  All of the accounts payable of the Company and its Subsidiaries arose in the Ordinary Course of Business, are bona fide, and are carried on the records of the Company and its Subsidiaries at values determined in accordance with GAAP applied on a consistent basis.  Neither the Company nor any Subsidiary of the Company has changed its practices with respect to accounts payable, including any delay or postponement of payment thereof.  Except as set forth on Schedule 3.26(b), as of the date hereof, neither the Company or any Subsidiary of the Company has invoices that have been past due for more than 30 days.

3.27        Customers and Suppliers.  Schedule 3.27 sets forth a list of the 10 largest customers (“Material Customers”) and the 10 largest suppliers (“Material Suppliers”) of the Company and each Subsidiary of the Company (based on the value (in US dollars) of annual purchases by or from the Company and such Subsidiary during each of the twelve (12) month periods ended December 31, 2016 and December 31, 2017).  Neither the Company nor any Subsidiary of the Company has received any notice that any of (a) the Material Customers has ceased, or currently intends to cease, to purchase its goods or services or to otherwise terminate or materially reduce its relationship with the Company or any Subsidiary of the Company, and to the Company’s Knowledge, no Material Customer or Material Supplier has threatened any such action, or (b) the Material Suppliers has ceased, or currently intends to cease, to supply goods or services to the Company or any Subsidiary of the Company or to otherwise terminate or materially reduce its relationship with the Company or any Subsidiary of the Company.  Since the Balance Sheet Date, neither the Company nor any Subsidiary of the Company has (i) engaged in any arrangements with any customer to materially overstock supplies of Products in order to accelerate sales of Products to such customer, (ii) engaged in any sales through liquidation retailers-.5butside the Ordinary Course of Business in order to materially alter or increase sales of Products, or (iii) provided any special discounts to any customers outside the Ordinary Course of Business.  Since the Balance Sheet Date, neither the Company nor any Subsidiary of the Company has made any material changes in its Product ordering practices outside of the Ordinary Course of Business.  The Company and each Subsidiary of the Company has for a period of one year prior to the date of this Agreement, and currently is not providing, any cash payment, cash gift, cash compensation or similar cash benefit (outside of normal payments made in the Ordinary Course of Business in respect of goods delivered or services rendered) to any of its customers or suppliers, or their respective Affiliates.

3.28        Availability of Materials.  There are Material Suppliers of products or services to the Company or any Subsidiary of the Company with respect to which practical alternative sources of supply are not generally available to the Company or any Subsidiary of the Company on comparable terms and conditions in the marketplace.  To the Company’s Knowledge, there is no shortage of supply of products or services that is currently affecting or anticipated to affect the Company’s or any Subsidiary of the Company’s ability to timely satisfy-its customers’ current and projected orders or achieve its revenue projections for the sale of Products in calendar year 2018.  The Company has no Knowledge of any material increase in prices by any Material Supplier or Knowledge that any Material Supplier is considering a material increase in price.

3.29        Products; Inventory.

(a)           The Products that are finished goods inventory (a) have been properly handled and stored and are properly packaged and labeled and fit for human consumption; (b) comply in all material respects with the Food Laws; (c) may be shipped in interstate commerce in accordance with the Food and Drug Act and the Food Laws; and (d) are not adulterated or misbranded within the meaning of the Food and Drug Act or such Food Laws.  The “sell-by” dates associated with each Product are supported by required testing to validate the shelf life of such Product.  Neither the Company nor any Subsidiary of the Company has directly shipped Products for commercial sale to any foreign countries.

(b)           All inventory of the- Company and its Subsidiaries that is held for sale, resale or consumption, including raw materials, work in process and finished goods (collectively, “Inventory”), consists of items of a quantity and quality useable and saleable in the Ordinary Course of Business without discount, other than normal discounts.  No material quantity of the Inventory is, nor will it be during the period ending 60 days after the Closing Date, obsolete, slow moving, unmerchantable, beyond applicable “sell-by” dates, or consists of materials that are below standard quality.  Except for appropriate reserves, neither the Company nor any Subsidiary of the Company has excess or unusable packaging inventory, and, to the Company’s Knowledge, all of the Company’s and its Subsidiaries’ existing inventory of packaging materials will be usable for current or future Products.  No material quantity of the Inventory is damaged and to the Company’s Knowledge no material quantity of the Inventory contains any material defects in materials and workmanship.  The Inventory currently exists in quantities and in a product mix consistent with the Company’s and its Subsidiaries’ expectations of demand.

(c)           All Inventory reflected in the Financial Statements is valued at the lower of fair market value or cost as determined using the first in, first out accounting method, and as of the Closing Date has been reduced by any reserves required under GAAP applied on a consistent basis for the lower of cost or market, excess, obsolete or unsalable inventory amounts.  All Inventory is accurately reported in all material respects on the balance sheet of the Company and its Subsidiaries (and such accuracy and costing method are in accordance with GAAP) and both the quantities and costs reported therefor are not materially misstated.  Neither the Company nor any Subsidiary of the Company has any Inventory in any locations except as set forth in Schedule 3.29.

3.30        Accounts Receivable.  A complete and accurate list and aging of the accounts receivable of the Company and its Subsidiaries as of January 31, 2018 are set forth in Schedule 3.30(a).  All of the accounts receivable of the Company and its Subsidiaries arose in the Ordinary Course of Business, are carried on the records of the Company and its Subsidiaries at values determined in accordance with GAAP applied on a consistent basis, are bona fide and, to the Company’s Knowledge, are collectible in full.  Except for Permitted Liens, there are no encumbrances or Liens on any of such accounts receivable, and no request or agreement for deduction or discount has been made with respect to any of such accounts receivable, except in the Ordinary Course of Business or as fully and adequately reflected in reserves for doubtful accounts set forth in the Interim Financial Statements.  In the past twelve (12) months, neither the Company nor any Subsidiary of the Company has changed its practices with respect to accounts receivable, including granting any discount or delayed payment date.

3.31        Bank Accounts.  Schedule 3-S1 sets forth a let of all bank accounts and investment accounts (including any safe deposit boxes and lock boxes) maintained by the Company or any Subsidiary of the Company, including the financial institution at which the account is held, the account number for such account and the names of all persons authorized to draw thereon or to have access thereto, including the names of all authorized signatories.

3.32        Trade Cooperative Advertising, Discount and Consumer Programs.  Schedule 3.32 contains an accurate list of all programs with or related to the Company’s or any Subsidiary of the Company’s customers obligating the Company or such Subsidiary to provide discounts, promotional pricing or other special treatment to any Person (collectively, the “Trade Promotion”) that has been in effect at any time since December 31, 2015, except for such Trade Promotions adopted in the Ordinary Course of Business that have been accrued on the Financial Statements, and includes a description of the customers entitled to participate in each Trade.  Promotion, the estimated cost to the Company or such Subsidiary pursuant to such Trade Promotion and the duration of such Trade Promotion.  All Trade Promotions for the fiscal years ending December 31, 2016 and December 31, 2017 were properly accrued on the Financial Statements.

3.33        No Brokers.  Except as-Set forth on Schedule 3.33, no broker, finder, investment banker or other third party is entitled to any brokerage, finders or other fee or commission in connection with the Transactions or any other Ancillary Document based upon arrangement, contract or agreement made by or on behalf of the Company or any Subsidiary of the Company.

3.34        No Disqualification Events.  None of the Company, any of its Subsidiaries, or any of their respective predecessors, directors, executive officers or other officers or any beneficial owner (as that term is defined in Rule 13d-3 under the 1934 Act) of five percent (5%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company or any Subsidiary of the Company in any capacity at the time of sale (each, a “Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).  The Company and its Subsidiaries have exercised reasonable care to determine (i) the identity of each person that is a Covered Person; and (ii) whether any Covered Person is subject to a Disqualification Event.  The Company and its Subsidiaries have complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

3.35        Disclosure.  No representation or warranty by the Company or any Subsidiary of the Company contained in or made pursuant to this Agreement contains any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein, under the circumstances under which made, not misleading.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
OF THE BUYER

The Buyer hereby represents and warrants to the Company, as of the date hereof as follows:

4.1          Organization.  The Buyer is a limited partnership validly existing, duly registered and in good standing under the laws of the state of Delaware.

4.2          Power and Authority.  The Buyer has all requisite power and authority to execute and deliver this Agreement and each other Ancillary Document to be executed by the Buyer hereunder, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  All acts or proceedings required to be taken by the Buyer to authorize the execution and delivery of this Agreement and the Ancillary Documents and the performance of the obligations of the Buyer hereunder and thereunder have been properly taken.

4.3          Enforceability.  This Agreement and each Ancillary Document executed by the Buyer is duly authorized, executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting or relating to creditors’ rights generally and general equitable principles.

4.4          No Violation; Consents and Approvals.  Neither:  (a) the execution, delivery or performance of this Agreement by the Buyer or any Ancillary Document to which the Buyer is or will be a party; nor (b) any of the Transactions or any such other agreement, document or instrument, will (with or without notice or lapse of time) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract to which the Buyer is a party or by which the Buyer is bound.  The Buyer is not:  (or will not be) required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with the performance of this Agreement or any Ancillary Document.

4.5          No Legal Proceedings.  No actions, suits or proceedings are pending or, to the Buyer’s knowledge, threatened to restrain (or which would have the effect of so restraining) the entry into, performance of, compliance with and enforcement of any of the obligations of the Buyer hereunder.

4.6          No Brokers.  The Buyer has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions or similar compensation in connection with the transactions contemplated hereby for which the Company would be liable.

4.7          Investment Representations.

(a)           The Buyer represents and warrants that it is acquiring the New Shares in the Company solely for its account for investment and not with a view to or for sale or distribution of said shares or any part thereof.

(b)           The Buyer understands that the New Shares have not been registered under the Securities Act, on the basis that no distribution or public offering of the equity of the Company is to be effected.  The Buyer realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Buyer has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities.  The Buyer has no such present intention.

(c)           The Buyer recognizes that the New Shares must be-held indefinitely unless the resale thereof is subsequently registered under the Securities Act or an exemption-from such registration is available.  The Buyer recognizes that the Company has no obligation to register the New Shares or to comply with any exemption from such registration.

(d)           The Buyer is aware that the New Shares may not be resold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.  The Buyer is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

(e)           The Buyer is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.  The Buyer is an entity with its principal place of business in the State of California.

(f)            None of the Buyer, any of its predecessors, any director, executive officer, other officer of the Buyer, any beneficial owner (as that term is defined in Rule 13d-3 under the 1934 Act) of five percent (5%) or more of the Buyer’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale is subject to any Disqualification Event, except for a Disqualification Event covered by Rule.:506(d)(2)or (d)(3).

4.8          Alcohol Laws.  Buyer is aware that it and/or its principal investors may be required to provide information to the U.S. Federal government and the states in which the Company does business, in order to be added to the alcoholic beverage licensing of the Company and Buyer is not aware of any reason, whether, by way of example, criminal activity or ownership of other alcoholic beverage related businesses, that the Buyer and/or its principal investors would be disqualified from ownership of an interest in the Company as an alcoholic beverage licensed entity in any jurisdiction of the United States.  Buyer is aware that its cooperation in providing information required by any such alcoholic beverage regulatory agency, as well as its or their approval by all such agencies, is a precondition to investment in the Company.

ARTICLE 5
CERTAIN COVENANTS AND AGREEMENTS

5.1          Public Announcements.  Except as may be required by Law, or as otherwise permitted or expressly contemplated herein, no Party or its respective Affiliates and Representatives shall disclose to any third party the existence of this Agreement or the subject matter or terms hereof without the prior consent of the Buyer and the Company, which approval shall not be unreasonably withheld, provided that a Party may disclose such information (a) to its attorneys and advisors, (b) in the case of the Company, to its employees and equity holders and to third parties whose consent is required to be obtained hereunder and (c) in connection with enforcing its rights under this Agreement or the Ancillary Agreements.  No press release or public announcement related to this Agreement or the transactions contemplated herein shall be issued or made by any Party or its Affiliates without the approval of the Buyer and the Company, which approval shall not be unreasonably withheld, unless required by Law (in the reasonable opinion of counsel), in which case the Buyer and the Company shall have the right to review such press release, announcement or communication prior to its issuance, distribution or publication.  Notwithstanding the foregoing, the Parties expressly authorize the Buyer and its Affiliates to display the Company’s logo and general Company information consistent with the Buyer and its Affiliates’ past practices on their website and to disclose information regarding the transactions contemplated by this Agreement to the limited partners and prospective limited partners of the Buyer’s beneficial owners at any time after the Closing, including in marketing materials.

5.2          Fees and Expenses.  Whether or not the Transactions are consummated, except as otherwise expressly set forth herein, all expenses incurred by any party to this Agreement or on its behalf in connection with this Agreement and the Transactions (“Expenses”) will be paid by the party incurring those Expenses.

5.3          Compliance with Alcohol Laws.  Buyer shall cooperate with Company in the timely and full provision of any and all information necessary to be supplied by the Buyer and/or its investors, to the alcoholic beverage licensing agencies of the U.S. Federal government and any state in which the Company does business.

ARTICLE 6
CLOSING DELIVERABLES

6.1          Company Deliverables.

(a)           Secretary’s Certificate.  The Secretary of the Company shall have delivered to the Buyer at the Closing a certificate certifying (i) the Restated Certificate, certified by the Secretary of State of California, (ii) a certificate of good standing of the Company from California and each jurisdiction in which the Company is qualified to do business as a foreign corporation, dated within ten (10) days of the Closing Date; (iii) the bylaws of the Company, with all amendments thereto, (iv) a copy of the resolutions of the Board and the Existing Stockholders evidencing the approval of the Restated Certificate, providing for the authorization of the New Shares, the approval of this Agreement and the Ancillary Documents, and the issuance of the New Shares and the other matters contemplated by this Agreement, and (v) the signatures of each officer of the Company authorized to execute the Agreement or any of the Ancillary Documents on behalf of the Company;

(b)           Restated Certificate.  The Company shall deliver a copy of the Restated Certificate as filed with the Secretary of State of the State of California in the form attached hereto as Exhibit D.

(c)           Amended and Restated Voting Agreement.  The Company shall deliver a copy of the executed Voting Agreement, as amended and restated as of April 4, 2018.

(d)           New Stockholder Agreement.  The Company shall deliver, or cause to be delivered, the New Stockholder Agreement in the form attached hereto as Exhibit E executed by each of the Existing Stockholders.

(e)           Other Deliveries:  The Company shall also deliver to the Buyer at the Closing:

(i)            an affidavit from the Company in a form reasonably acceptable to the Buyer certifying that the Company is not a “foreign person” within the meaning of Section 1445 of the Code;

(ii)           certificates evidencing the issuance of the New Shares to the Buyer;

(iii)          executed, written consents or waivers of the third parties set forth in Schedule 6.1(e)(iii).

6.2          Buyer Deliverables.

(a)           New Stockholder Agreement.  The Buyer shall have delivered to the Company the New Stockholder Agreement executed by the Buyer.

ARTICLE 7
INDEMNIFICATION

7.1          Indemnification Obligations of the Company.

(a)           From and after the Closing Date, subject to the applicable limitations set forth in this Article 7, the Company will indemnify, defend and hold harmless the Buyer and each of its Representatives and Affiliates and each of their respective heirs, executors; insurers, successors and assigns (collectively, the “Buyer Indemnified Parties”) from, against and in respect of any and all Buyer Losses arising out of or relating to:

(i)            any breach or inaccuracy of any representation or warranty made by the Company in this Agreement; ,

(ii)           any breach of any covenant, agreement or undertaking made by the Company in this Agreement;

(iii)          any fraud, willful misconduct or intentional misrepresentation of the Company in connection with this Agreement;

(iv)          any damages to the Company relating to or arising out of the Company’s mislabeling or marketing of its Products under applicable Laws or otherwise prior to the Closing Date;

(v)           the incidence of any liability for (A) any Tax of the Company with respect to any taxable period (or portion thereof) ending on or before the Closing Date, or (ii) any Tax of the Company resulting from or attributable to the consummation of the Transactions, in each case including, without limitation, any property Tax imposed by any local agency or the State of Delaware; and

(vi)          any Losses to the Company in connection with a Third Party Claim relating to or arising out of any employee misclassification under applicable Law prior to the Closing Date, including, without limitation, any failure by the Company to properly withhold or pay employment Taxes in connection therewith prior to the Closing Date.

(b)           The Losses described in Section 7.1(a), as to which the Buyer Indemnified Parties are entitled to indemnification hereunder, are referred to herein as the “Buyer Losses.”

7.2          Indemnification Obligations of the Buyer.

(a)           From and after the Closing Date, subject to the applicable limitations set forth in this Article 7 the Buyer will indemnify, defend and hold harmless the Company and each of its Representatives and Affiliates and each of their respective heirs, executors, insurers, successors and assigns (collectively, the “Company Indemnified Parties”) from, against and in respect of any and all Losses arising out of or relating to:

(i)            any breach or inaccuracy of any representation or warranty made by the Buyer in this Agreement;

(ii)           any breach of any covenant, agreement or undertaking made by the Buyer in this Agreement to be performed after the Closing Date; and

(iii)          any fraud, willful misconduct or intentional misrepresentation of the Buyer in connection with this Agreement.

(b)           The Losses described in this Section 7.2 as to which the Company Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as “Company Losses.”

7.3          Indemnification Procedure.

(a)           Promptly after receipt by an indemnified party under this Article 7 (hereinafter referred to as an “Indemnified Party”) of notice by a third party (including any Governmental Authority) of any complaint or the commencement of any Proceeding with respect to which such Indemnified Party may be entitled to receive payment for any Buyer Losses or Company Losses (as the case may be) (a “Third Party Claim”), such Indemnified Party will notify the other Party (the “Indemnifying Party”), promptly following the Indemnified Party’s receipt of such complaint or of notice of the commencement of such Proceeding; provided, however, that the failure to so notify the Indemnifying Party will relieve the Indemnifying Party from liability under this Agreement with respect to such claim only if, and only to the extent that, such failure to notify the Indemnifying Party-results in prejudice to the Indemnifying Party.

(b)           The Indemnifying Party will have the right, upon written notice delivered to the Indemnified Party within 20 days thereafter, to4accept full responsibility (subject to the limitations set forth in Sections 7.5, 7.6 and 7.7) for any Buyer Losses or Company Losses (as the case may be) resulting from a Third Party Claim, and to assume the defense of a Third Party Claim, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel.  In the event, however, that the Indemnifying Party declines or fails to assume the defense of the Third Party Claim on the terms provided above or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such 20 day period, then such Indemnified Party may employ counsel to represent or defend it in any such Third Party Claim and the Indemnifying Party will pay the reasonable fees and disbursements of such counsel as incurred (subject to the limitations set forth in Section 7.5); provided, however, that the Indemnifying Party will not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single Proceeding.  In any Proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, will have the right to participate in such matter and to retain its own counsel at such Party’s own expense.

(c)           The Indemnifying Party or the Indemnified Party, as the case may be, will at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any matter the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.  No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless the Indemnifying Party fails to assume and maintain the defense of such claim pursuant to this Section 7.3.  An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless (i) such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all Liability arising out of such claim, (ii) does not contain any admission or statement suggesting any wrongdoing or Liability on behalf of the Indemnified Party and (iii) does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party’s Affiliates.

(d)           In the event an Indemnified Party claims a right to payment pursuant to this Agreement, other than pursuant to Section 7.3(a), such Indemnified Party will send written notice of such claim to the appropriate Indemnifying Party.  Such notice will specify the basis for such claim.  As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the appropriate Indemnifying Party will establish the merits and amount of such claim by mutual agreement or mediation.  If the Indemnified Party and the appropriate Indemnifying Party fail to establish the merits and amount by way of mutual agreement or mediation they will establish the merits and amount by way of arbitration as provided in Section 8.9.  Within five Business Days of the final determination of the merits and amount of such claim, and the Indemnifying Party will pay to the Indemnified Party (or to such other Person as the Indemnified Party directs) immediately available funds in an amount, if any, equal to such claim as determined hereunder.

7.4          Survival.  Subject to the further provisions of this Section 7.4 the representations and warranties of the Company and the Buyer contained in this Agreement shall survive the Closing Date until the date that is twenty-four (24) months following the Closing Date; provided, however, that (a) the representations and warranties of the Company contained in Sections 3.1 (Organization), 3.2 (Power and Authority), 3.3 (Enforceability), 3.4 (Capitalization), 3.5 (Valid Issuance of New Shares), 3.6 (Subsidiaries), 3.7 (No Violation; Consents and Approvals), 3.33 (No Brokers), and the representations and warranties of the Buyer contained in Sections 4.1 (Organization), 4.2 (Power and Authority), and 4.6 (No Brokers) (collectively, the “Fundamental Representations”) shall survive the Closing Date indefinitely; (b) the representations and warranties set forth in Sections 3.13 (Environmental Matters) (the “Environmental Representations” shall survive the Closing Date until the date that is the thirty-six (36) months following the Closing Date; and (c) the representations and warranties set forth in Sections 3.19 (Employee Benefit Plans,) and 3.20 (Tax Matters), (collectively with the Environmental Representations, the “Special Representations”) shall survive the Closing Date until the 61st day following the expiration of the statute of limitations (after giving effect to any waiver, modification, tolling or extension thereof), if any, applicable to- the subject matters set forth therein.  The covenants and other agreements of the Parties contained in this Agreement shall survive the Closing Date indefinitely.  For convenience of reference, the date upon which any representation, warranty, covenant or other agreement contained herein shall terminate, if any, is referred to herein as the “Survival Date”.  No claim for Losses pursuant to Section 7.1(a) and Section 7.2(a) shall be brought or made after the expiration of the applicable Survival Date, except for (i) any claims which have been asserted and that are the subject of a written notice from an Indemnified Party to an Indemnifying Party prior to the expiration of such Survival Date or (ii) any claims arising out of fraud, willful misconduct or intentional misrepresentation.

7.5          Limitation on Indemnity.

(a)           Notwithstanding anything to the contrary set forth herein, but subject to Section 7.5(b) hereof, the Indemnified Parties shall not make a claim against the Company or the Buyer, as applicable, for indemnification for Buyer Losses or Company Losses, as the case may be, under Section 7.1(a)(i) or Section 7.2(a)(i) unless and until the aggregate amount of Buyer Losses or Company Losses, as the case may be, exceeds $200,000 (the “Basket”), in which event the Indemnified Parties may claim indemnification for all Buyer Losses or Company Losses, as the case may be; provided, however, that the Basket shall not apply to Losses with respect to the Fundamental Representations or the Special Representations.

(b)           Subject in all cases to Section 7.5(c) hereof:

(i)            the sum of all Buyer Losses pursuant to which indemnification is payable by the Company pursuant to Section 7.1(a)(i) hereof (except for Fundamental Representations and Special Representations, for which there shall be no cap) shall not exceed, in the aggregate, the Cap Amount;

(ii)           the sum of all Company Losses pursuant to which indemnification is payable by the Buyer pursuant to Section 7.2(a)(i) hereof shall not exceed, in the aggregate, $1,000,000.

(c)           In no event shall the Basket and Cap Amount set forth in Section 7.5(a) and (b) hereof apply to the rights of the Buyer Indemnified Parties to be indemnified pursuant to Section 7.1(a) hereof for all Buyer Losses suffered, sustained or incurred that arise from, in connection with, or as a result of fraud or willful or intentional breach by the Company.

(d)           For purposes of (i) determining any inaccuracy in or breach of any representation or warranty and (ii) calculating the amount of Losses incurred arising out of or relating to any breach of a representation or warranty, the references to “Material Adverse Effect” or other materiality qualifiers (or correlative terms), including as expressed in accounting concepts, shall be disregarded.

(e)           Any amount payable pursuant to this Article 7 shall (retroactively if necessary, resulting in a prompt refund to the Indemnifying Party):  (i) be decreased to the extent of any insurance proceeds actually received by the Indemnified Party (or the Company in the case of a claim subject to Section 7.7) in respect of an indemnifiable Company Loss or Buyer Loss, as applicable, and (ii) be reduced by any actual recoveries from third Persons pursuant to indemnification or otherwise in respect thereto.

7.6          Recovery Limited to Amount of Loss.  No Indemnified Party may recover an amount in excess of such Party’s actual Losses hereunder.

7.7          Damage to the Buyer.  The parties acknowledge and agree that, if the Company suffers, incurs or otherwise becomes subject to any Losses as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then the Buyer shall also be deemed, by virtue of the Transactions, without duplication, to have incurred Losses as a result of and in connection with such inaccuracy or breach.

7.8          Tax Treatment.  The parties hereto agree to treat all payments made by or deemed to be made by a Party under this Article 7 as adjustments to the Purchase Price, unless otherwise required by applicable Law.

ARTICLE 8
MISCELLANEOUS

8.1          Notices.  All notices, communications and deliveries under this Agreement will be made in writing signed by or on behalf of the Party making the same, will specify the Section under this Agreement pursuant to which it is given or being made, and will be delivered personally or sent by registered or certified mail (return receipt requested) or by reputable national courier (with evidence of delivery and postage and other fees prepaid) to the address set forth on the recipient’s signature page to this Agreement or to such other representative or at such other address of a recipient as such Party may furnish to the other Parties in writing.  Should the contact person of any Party set forth above change, such Party shall have an obligation to promptly inform the other Parties of such change.

8.2          Exhibits and Schedules.  The Exhibits and Schedules to this Agreement are hereby incorporated into this Agreement and are hereby made a part of this Agreement as if set out in full in this Agreement.

8.3          Assignment; Successors in Interest.  No assignment or transfer by any Party of its rights and obligations under this Agreement may be made except with the prior written consent of each other Party to this Agreement.  This Agreement will be binding upon and will inure to the benefit of the Parties and their successors and permitted assigns, and any reference to a Party will also be a reference to a successor or permitted assign.

8.4          Interpretation.  Whenever the context so requires, the singular number will include the plural and the plural will include the singular, and the gender of any pronoun will include the other genders.  The use in this Agreement of the term “including” means “including, without limitation.”  The words “herein”, “hereof, “hereunder”, “hereby”, “hereto”, “hereinafter”, and other words of similar import refer to this Agreement as a whole, including the schedules, annexes and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement.

8.5          Captions.  The titles, captions and table of contents contained in this Agreement are inserted in this Agreement only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement.  Unless otherwise specified to the contrary, all references to Sections are references to Sections of this Agreement and all references to Schedules are references to Schedules to this Agreement.

8.6          Controlling Law.  This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without reference to choice of law rules of any jurisdiction.

8.7          Consent to Jurisdiction, etc..

(a)           SUBJECT TO SECTION 8.9.  EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH ANY DISAGREEMENT, DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT (FOR PURPOSESF, OF THIS SECTION, A “LEGAL DISPUTE”) MAY ONLY BE BROUGHT IN THE STATE OR FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA (THE “DESIGNATED COURTS”).  THE PARTIES AGREE THAT ALL ACTIONS, SUITS OR PROCEEDINGS WITH RESPECT TO ANY LEGAL DISPUTE SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS.  EACH OF THE PARTIES HEREBY WAIVES THE RIGHT TO ASSERT, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY LEGAL DISPUTE, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURT OR THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER.  EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY ACTION, SUIT OR PROCEEDING DESCRIBED IN THIS SECTION 8.7 AFTER THE EXPIRATION OF ANY PERIOD PERMITTED FOR APPEAL AND SUBJECT TO ANY STAY DURING APPEAL SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAWS.

(b)           EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

8.8          Specific Performance.  Each of the Parties agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that the Company and the Buyer would be irreparably harmed if any of the provisions of the Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event.  Accordingly, in addition to any other remedy to which a non-breaching Party may be entitled at law, a non-breaching Party shall be entitled to injunctive relief without the posting of any bond to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof.

8.9          Arbitration.

(a)           Except (i) to the extent otherwise provided in Section 8.8 with respect to specific performance or other equitable relief, or (ii) as otherwise specifically provided in this Agreement, in the event of any claim, dispute controversy arising out of, relating to or in connection with this Agreement (including any schedule or exhibit hereto) or the breach, termination or validity thereof or the negotiation, execution or performance thereof (including, without limitation, any claims alleging intentional misrepresentation, fraud or willful misconduct) (a “Claim”), the parties shall first attempt to settle such Claim in the first instance by mutual- discussions between representatives of senior management of each party.  Within 10 Business Days of the receipt by a party or parties of a notice from another party or parties of the existence of a Claim (the “Arbitration Notice”), the receiving party or parties shall submit a written response to the other party of parties “the “Response”).  Both the Arbitration Notice and the Response shall include a statement of each disputing party’s position with regard to the Claim and a summary of arguments supporting that position.  Within 10 Business Days of receipt of the Response, the executives of the respective parties shall meet and attempt to resolve the Claim.  All negotiations pursuant to this clause shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the parties during such negotiations shall be admissible for any purpose in any subsequent proceedings.  If any Claim is not resolved within 10 Business Days of receipt of the Notice (or within such longer period as to which the parties have agreed in writing), then the Claim shall be submitted to arbitration in accordance with Section 8.9(b).

(b)           Any Claim not timely resolved in accordance with Section 8.9(a), shall be finally and exclusively resolved by arbitration in accordance with the then prevailing American Arbitration Association (“AAA”) Rules and Procedures (except as modified herein, the “Rules”).  There shall be a single arbitrator.  The parties shall have five Business Days from commencement of the arbitration to agree on a single arbitrator.  Failing timely agreement, the arbitrator shall be selected by AAA.  All arbitration pursuant to Section 8.9(c) shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the parties during such arbitration shall be admissible for any purpose in any subsequent proceedings.  The place of arbitration shall be San Francisco, California.  Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. The award shall be final and binding upon the parties and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accounting presented to the arbitral tribunal.  Judgment upon any award may be entered in any court having jurisdiction.

(c)           By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award.  Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect.  The parties hereby submit to the exclusive jurisdiction of the Designated Courts for the purpose of an order to compel arbitration, for preliminary relief in aid of arbitration or for a preliminary injunction to maintain the status quo or prevent irreparable harm prior to the appointment of the arbitrator(s), and to the non-exclusive jurisdiction of the Designated Courts for the enforcement of any award issued hereunder.

(d)                                 By executing and delivering this Agreement and subject in all cases to Sections 8.9(a) through (c), the parties, irrevocably (i) accept generally and unconditionally the jurisdiction and venue of the Designated Courts for such purpose; (ii) waive any objections which such party may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings brought in the Designated Courts and hereby further irrevocably waive and agree not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum; (iii) agree that service of all process in any such proceeding in any such courtm ay be made by registered or certified mail, return receipt requested, to such party at their respective addresses provided in accordance with Section 8.1; and (iv) agree that service as provided in clause (HO above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect.

8.10                        Severability.  The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement.  If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

8.11                        Amendment.  This Agreement may not be amended, modified or supplemented except by written agreement of the Buyer and the Company.

8.12                        Counterparts.  This Agreement may be executed in any number of counterparts and any Party hereto may execute any such counterpart, each of which when executed and delivered will be deemed to be an original, and all of which counterparts taken together constitute but one and the same instrument.  Facsimile signature pages and signature pages scanned electronically will be deemed originals for all purposes and may be attached to copies of this Agreement as originals.

8.13                        Enforcement of Certain Rights.  Nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any Person other than the Parties, and their successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such Person being deemed a third party beneficiary of this Agreement.

8.14                        Waiver.  Any agreement on the part of a Party to any extension or waiver of any provision of this Agreement will be valid only if set forth in an instrument in writing signed on behalf of such Party.  A waiver by a Party of the performance of any covenant, agreement, obligation, condition, representation or warranty will not be construed as a waiver of any other covenant, agreement, obligation condition, representation or warranty.  A waiver by any Party of the performance of any act will not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

8.15                        Integration.  This Agreement and the Ancillary Documents supersede all negotiations, agreements and understandings among the Parties with respect to the subject matter of this Agreement and constitutes the entire agreement between the Parties.

8.16                        Cooperation.  After the Closing Date, each of the Parties shall deliver to the other Parties such further information and documents and shall execute and deliver to the other Parties such further instruments and agreements as the other Parties shall reasonably, request to consummate or confirm the Transactions, to accomplish the purpose of this Agreement or to assure to the other Parties the benefits of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Stock Purchase Agreement to be duly executed, as of the date first above written.

BUYER:

TGAM AGRIBUSINESS FUND HOLDINGS LP

By:	TGAM AGRIBUSINESS FUND GP, LLC Its General Partner

	By:	/s/ Dan Masters
		Name:	Dan Masters
		Title:	Managing Director, AGR Partners

Addresses for Notices:

221 1st Street Davis, CA 95616

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have caused this Stock Purchase Agreement to be duly executed, as of the date first above written.

COMPANY:

VINTAGE WINE ESTATES, INC.

By:	/s/ Patrick Roney
	Name:	Patrick Roney
	Title:	President

Addresses for Notices:

205 Concourse Blvd
Santa Rosa, CA 95403

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

Schedule 1.1(nn)

Payoff Indebtedness

Cash will be applied to JPMC outstanding debt as follows:

	Amount	Effective Rate	Expires
3	$10,000,000	3.06250%	4/15/2018
	$95,000,000	3.12500%	4/22/2018
2	$5,000,000	3.00000%	4/8/2018
1	$23,500,000	4.50000%	CB Float Rate
	$15,000,000	4.12500%	4/23/18 SOFA

Unapplied cash will remain in JPMC operating account until debt relieved and any remainder will be used for operations.

Schedule 3.1

Organization

Jurisdictions Where the Company is Qualified to do Business

California

Colorado

Pennsylvania

New Jersey

Minnesota

West Virginia

Washington

Indiana

Schedule 3.4

Capitalization - Equity Contracts

3.4(a)                Stockholders and Optionholders.

Existing Stockholders:

Reference is made to Legal Due Diligence Dropbox Folder > 10.  Securities:  “Cap Table 3.27.2018 update.xlsx,” which reflects the following Existing Stockholders as of March 27, 2018:

VWE Shareholders as of March 27, 2018

Shareholder	Total Shares of Common Stock	Ownership Percentage
Leslie G. Rudd Living Trust	3,038,933	41.77%
Patrick Roney (Pat & Laura Trust)	1,830,116	25.16%
Laura G. Roney 2016 GRAT	185,000	2.54%
Patrick A. Roney 2016 GRAT	185,000	2.54%
SLR 2012 Gift Trust	985,206	13.54%
Sean Roney	47,592	0.65%
Charles Sweeney	464,240	6.38%
Anne Halliburton Stewart	270,145	3.71%
Marco DiGiulio	85,697	1.18%
Vicki Daigneault	2,165	0.03%
Linda Butler	48,835	0.67%
Ron Coleman	130,337	1.79%
Michell Ruigirello	1,85	0.03%
Total	7,275,116	100.00%

Existing Optionholders:

Reference is made to VWE Legal Due Diligence Dropbox Folder > 10. Securities > “Award Summary Vest by Tranche 2.7.18.xlsx.”

3.4(c)                 Equity Contracts.

1.                                      Reference is made to VWE Legal Due Diligence Dropbox Folder > 20.  Contracts > Layer Cake > Closing Documents, “Closing Document — Woodbridge Note —Fully Executed.pdf’, Section 2, Conversion.

2.                                      Reference is made to the following convertible notes provided in VWE Legal Due Diligence Dropbox Folder > 30.  Indebtedness & Obligations:

•                  “Promissory Note — VWE and subsidiaries 12.31.2017 Final.pdf”

•                  “Pat Roney Promissory Note — VWE and subsidiaries 12.29.2017 Final.pdf”

•                  “First Amendment of Promissory Notes.pdf”

3.                                      Voting Agreement dated February 1, 2018, by and among the Company and certain shareholders of the Company, including the Leslie G. Rudd Living Trust, the SLR 2012 Gift Trust, the Patrick A. Roney and Laura G. Roney Trust, the Laura G. Roney 2016 Grantor Retained Annuity Trust, the Patrick A. Roney 2016 Grantor Retained Annuity Trust, and Sean Roney.

Schedule 3.6

Subsidiaries

Reference is made to VWE Legal Due Diligence Dropbox Folder 00.  Corporate> “List of Entities.xlsx,” which includes the following:

1.                                      Girard Winery, LLC, a California limited liability company.

2.                                      Grove Acquisition, LLC, a California limited liability company.

3.                                      Masterclass Marketing, LLC, a California limited liability company.

4.                                      Mildara Blass, Inc., a California corporation.

5.                                      Sales Pros, LLC, a California limited liability company.

6.                                      Splinter Group Napa, LLC, a California limited liability company.

7.                                      Grounded Wine Project, LLC, a California limited liability company.

8.                                      Sabotage Wine Company, LLC, a California limited liability company.

Schedule 3.8

Financial Statements

Reference is made to VWE Dropbox Folder > 10.  Financial > “VWE Audited FS 2016 Final 5.10.2017.pdf’ and > “12 2017 VWE Financial Statements Consolidated PRELIM 3.6.18.xlsx.”

Schedule 3.9

Undisclosed Liabilities

None.

Schedule 3.10

Certain Changes Since December 31, 2017

The Company Purchased the Layer Cake, If You See Kay and Cherry Pie Brand from One True Vine.

The Company Purchased Tamarack Cellars.

The Company intends to enter into a Purchase Agreement to buy the Fortnight Brand and approximately $8,000 of inventory.

The Company has entered into a Purchase Agreement to sell a two (2) acre vineyard parcel to an adjoining neighbor of B.R. Cohn Winery, Josh Little, for $635,000.  The :Company will lease the vineyards back for 30 years at a $1 per year and will have easement rights for access and entrance to the winery parcel.

The Company intends to shut down its “Wine Direct Division” based in Napa that does wine club telemarketing for other wineries as of June 30, 2018.  The closure plan is in the company’s 2018 financial plan.

The Company Revised the $10 Million Sub Debt Agreement with Rudd & Roney to allow conversion into other Series A, Series B or Series C (if created), or to convert to the same Sub Debt Package Currently being offered by AGR.

The Company entered into a one (1) year vineyard lease agreement for $1 per year plus property taxes on Westside Road with Leslie Rudd for 14 acres.  The grapes will be used in VWE’s high end programs.

The Company intends to enter into a JV agreement with Bottle Rock, owned by the public company, Live Nation, to produce a rock concert at B.R. Cohn Winery in September of 2018.  The Concert has been announced and is sold out with 6,000 guests attending.

The Audited Financials for CY 20.17 will not be complete until April 30, 2018.

Schedule 3.12(a)

Product Liability

Reference is made to VWE Legal Due Diligence Dropbox Folder >60.  Litigation> “Guerry Attorneys Letter and Claim 11.01.2016.pdf’ and “Petition from Guery.pdf.”

The initial claim of the claimant, David L. Guerry, was $500,000.  The answer has been filed and discovery is ongoing.  This matter is being handled by counsel representing the Company’s product liability insurance carrier.

Schedule 3.14

Title to Assets

Neither the Company nor any of its Subsidiaries has received any notice of conflict with the asserted ownership rights of any other party with respect to the Company’s properties or assets.

Schedule 3.15(a)

Real Property

Reference is made to VWE Legal Due Diligence Dropbox Folder > 20.  Contracts > All leases disclosed therein.

Reference is made to VWE Legal Due Diligence Dropbox Folder > 20.  Contracts > Unrelated Party Leases > Sub Leases > “Free Flow.VWE Lease 7415 St. Helena 9.28.17_execution.pdf.”

Schedule 3.20(d)

Tax Returns

Reference is made to VWE Dropbox Folder > 50.  Tax > 2015 and > 2016.

Schedule 3.21

Insurance

Reference is made to VWE Legal Due Diligence Dropbox Folder > 00.  Corporate > Insurance > “LRICO — summary of coverage 2017_2018.pdf’ and > “VWE Vigneron cover note 2017 2018.pdf.”

Schedule 3.22

Licenses and Permits

Reference is made to VWE Legal Due Diligence Dropbox Folder > 00.  Corporate > “VWE et al Permits and Licenses.xlsx.”

Schedule 3.23

Related Party Transactions

Reference is made to VWE Legal Due Diligence Dropbox Folder > 20.  Contracts > Related Party (all), which includes three (3) related party real property lease agreements, a Management Services Agreement with Kunde Enterprises, Inc., a Production Support Services Agreement with Distillery No. 209 Ltd., Napa, California, and the Second Amended and Restated Operating Agreement of Splinter Group Napa, LLC.

Reference is made to the following related party debt-related arrangements and agreements provided in VWE Legal Due Diligence Dropbox Folder>30.  Indebtedness & Obligations:

•                  “Leslie Rudd Trust Credit Agreement — VWE and subsidiaries 12.29.2017 Final.pdf’

•                  “Promissory Note — VWE and subsidiaries 12.31.2017 Final.pdf’

•                  “Pat Roney Credit Agreement — VWE and subsidiaries 12.29.2017 Final.pdf’

•                  “Pat Roney Promissory Note — VWE and subsidiaries 12.29.2017 Final.pdf’

•                  “Notes Payable TW 2015.pdf’

•                  “Promissory Note Cameron Hughes 4.17.2017.pdf’

Schedule 3.24

Material Contracts

Reference is made to VWE Legal Due Diligence Dropbox Folder > 20.  Contracts (All material contracts and leases disclosed therein).

Schedule 3.25

Intellectual Property

Reference is made to VWE Legal Due Diligence Dropbox Folder > 50.  Intellectual Property > “VWE Trademarks.xlsx,” which includes a list of the Company’s and its Subsidiaries’ trademarks.

Schedule 3.26(a)

Indebtedness

Reference is made to VWE Legal Due Diligence Dropbox Folder > 30.  Indebtedness & Obligations > “12.31.17 Debt Rollforward.xlsx.”

Reference is made to the January additions noted at the bottom of the file referenced above.  No unscheduled payments have been made, and no additional indebtedness has been incurred.

Schedule 3.26(b)

Accounts Payable

Reference is made to VWE Dropbox Folder > 40.  Balance Sheet > “1-31-18 AR AP Agings VWE TB FINAL.xlsx.”

Schedule 3.27

Material Customers and Material Suppliers

Material Customers:

Reference is made to VWE Dropbox Folder > 20.  Revenue, Customers, & Pipeline > “143-2017 Gross Revenue by Customer.xlsx” and > “Top 5 Customers.xlsx” (2016).

Material Suppliers:

Reference is made to VWE Dropbox Folder > 30.  Expenses > “2016-2017 Top 15 Purchases by Vendor.xlsx.”

Schedule 3.29

Inventory

Reference is made to VWE Dropbox Folder > 40.  Balance Sheet > “January 2018 Cased Goods Bank Report — FINAL.xlsx” and > “Bulk Wine As of Date Report — Updated Jet Report — Jan 2018 — FINAL.xlsx.”

Schedule 3.30(a)

Accounts Receivable

Reference is made to VWE Dropbox Folder > 40.  Balance Sheet > “1-31-18 AR AP Agings VWE TB FINAL.xlsx.”

Schedule 3.31

Bank Accounts

Reference is made to VWE Dropbox Folder > 10.  Financial > “03 l_A_Cash and Debt Template 2017.xlsx.”

Schedule 3.32

Trade Promotion Programs

The Company regularly offers depletion allowances to its distributors for promotions.  These are all in the ordinary course of business and are reflected on the Company’s financial statements and budgets.  Trade promotions typically run for thirty (30) to ninety (90) days and involve support for deeper discounts.  All trade promotions for fiscal 2016 and fiscal 2017 have been properly recorded on the Company’s Financial Statements.  No trade promotions are contracted.

Schedule 3.33

Brokers

None.

Schedule 6.1(e)(iii)

Consents/Waivers

None required.

EXHIBIT A

EXISTING STOCKHOLDERS

Leslie G. Rudd Living Trust

Patrick Roney and Laura Roney Trust

Laura G. Roney 2016 GRAT

Patrick A. Roney 2016 GRAT

SLR 2012 Gift Trust

Sean Roney

Charles Sweeney

Anne Halliburton Stewart

Marco DiGiulio

Vicki Daigneault

Linda Butler

Ron Coleman

Michell Ruggirello

EXHIBIT B

FUNDS FLOW SCHEDULE

(See attached)

EXHIBIT B

FUNDS FLOW SCHEDULE

Allocation

Vintage Wine Estates, Inc. Series B Share Issuance	$40,000,000.00
Buyer Transaction Expenses	$(300,000.00)
Total Funds Invested	$39,700,000.00

Funds Flow

Sources	Amount
TGAM Agribusiness Fund Holdings, LP	$40,000,000.00

Uses	Amount
JP Morgan Debt Refinance	$39,700,0000
Buyer Transaction Expenses	$300,000.00

1.                                      TGAM Agribusiness Fund Holdings, LP pays Vintage Wine Estates, Inc. in the amount of $39,700,000.00

•                                          Beneficiary:  Vintage Wine Estates Inc.

•                                          Bank Name:  JPMorgan Chase Bank, N.A.

•                                          Bank Address:  New York NY

•                                          Beneficiary Account Number:  733006360

•                                          Bank Routing Number:  021000021

•                                          Attention:, Karen Diepholz

2.                                      Vintage Wine Estates, Inc. pays JP Morgan in the amount of $39,700,000.00 to pay down outstanding indebtedness.

3.                                      TGAM Agribusiness Fund Holdings, LP pays KPMG LLP and Greenberg Traurig LLP for Buyer Transaction Expenses.

Post-Closing Capitalization Table of the Company

	Series A Shares	Series B Shares	Total Shares	% Ownership
Leslie G. Rudd Living Trust	3,038,933	—	3,038,933	32.813%
Patrick Roney (Pat & Laura Trust)	1,830,116	—	1,830,116	19.761%
Laura G. Roney 2016 GRAT	185,000	—	185,000	1.998%
Patrick A. Roney 2016 GRAT	185,000	—	185,000	1.998%
SLR 2012 GM Trust	985,206	—	985,206	10.638%
Sean Roney	47,592	—	47,592	0.514%
Charles Sweeney	464,240	—	464,240	5.013%
Anne Halliburton Stewart	270,145	—	270,145	2.917%
Marco DiGiulio	85,697	—	85,697	0.925%
Vicki Daigneault	2,165	—	2,165	0.023%
Linda Butler	48,835	—	48,835	0.527%
Michell Ruggirello	1,850	—	1,850	0.020%
Ron Coleman	130,338	—	130,338	1.407%
TGAM Agribusiness Fund Holding, LP	—	1,986,195	1,986,195	21.446%
Total	7,275,116	1,986,195	9,261,311	100.000%

EXHIBIT C

PER SHARE PRICE CALCULATIONS

(See attached)

EXHIBIT C

PER SHARE PRICE CALCULATIONS

Entry Valuation	Pre Money	Coleman Top-up	AGR Inv.	Post Money
Equity Value	$146,046,512	$467,124	$40,000,000	$186,513,636
Shares Outstanding/Issued	7,251,921	23,195	1,986,195	9,261,311
$ /Share	$20.14	$20.14	$20.14	$20.14

EXHIBIT D

RESTATED CERTIFICATE

(See attached)

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

VINTAGE WINE ESTATES, INC.

THE UNDERSIGNED HEREBY CERTIFY THAT:

1.             They are the Chief Executive Officer/President/Secretary and Chief Financial Officer/Treasurer, respectively, of Vintage Wine Estates, Inc., a California corporation.

2.             The Articles of Incorporation of this corporation are hereby amended and restated to read in their entirety as follows:

ARTICLE 1:  CORPORATE NAME

The name of this corporation is Vintage Wine Estates, Inc. (the “Corporation”).

ARTICLE 2:  CORPORATE POWER

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California (the “General Corporation Law”), other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code (the “Code”).

ARTICLE 3:  AUTHORIZED SHARES

A.            The Corporation is authorized to issue two classes of shares to be designated, respectively, the Series A Stock (“Series A Stock”) and Series B Stock (“Series B Stock” and, together with the Series A Stock, “Stock”), each without par value.  The total number of shares of capital stock that the Corporation shall have authorized to issue is 20,000,000.  The Series A Stock of the Corporation shall consist of 10,000,000 shares.  The Series B Stock of the Corporation shall consist of 10,000,000 shares.

B.            At the time this Amended and Restated Certificate shall be filed with the Secretary of State of the State of California (the “Effective Time”), (i) every one (1) share of the Corporation’s issued and outstanding Common Stock, without par value, (the “Common Stock”) shall be, and hereby are, changed and reclassified into one (1) share of Series A Stock (the “Exchange”).  Upon surrender of an outstanding stock certificate representing shares of Common Stock, by a holder thereof, duly endorsed, at the office of the Corporation, the Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a new certificate or certificates for the number of shares of Series A Stock to which such holder shall be entitled as a result of the Exchange.

C.            The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

1.             SERIES A STOCK

1.1          General.  The voting and other rights of the holders of the Series A Stock are subject to and qualified by the rights, powers and preferences of the holders of the Series B Stock set forth herein.

1.2          Voting.  Each outstanding share of Series A Stock shall be entitled to one vote on each matter submitted to a vote of shareholders.

2.             SERIES B STOCK

Unless otherwise indicated, references to “Subsections” in this Section 2, Part C of this Article 3 refer to subsections of Section 2, Part C of this Article 3.

2.1          Voting.  Each outstanding share of Series B Stock shall be entitled to one vote on each matter submitted to a vote of shareholders.

2.2          Dividends.

2.2.1.      Accruing Dividends.  From and after the date of the issuance of any shares of Series B Stock, with respect to each share of Series B Stock, dividends at the rate per annum per share equal to five percent (5%) of the Original Issue Price (as defined below) thereof shall accrue on such share of Series B Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Stock) (the “Accruing Dividends”).  For avoidance of doubt, it is intended that the Accruing Dividends with respect to shares of Series B Stock acquired at an aggregate Original Issue Price of $40 million shall equatA$2,000,000 annually.  Accruing Dividends shall accrue from day to day, based on a 365 day year, on a pari passu basis, whether or not declared, and shall be cumulative; provided however, that except as set forth in the following sentence of this Subsection 2.2.1, such Accruing.  Dividends shall be payable only when, as, and if declared by the Board of Directors, and the Corporation shall be under no obligation to pay such Accruing Dividends.  The Corporation shall not declare, pay or set aside any dividends on shares of Series A Stock of the Corporation unless (in addition to the obtaining of any consents required elsewhere in the Articles of Incorporation) the holders of the Series B Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Stock in an amount at least equal to the sum of the amount of the aggregate Accruing Dividends then accrued on such share of Series B Stock and not previously paid (the “Series B Bullet Payment”).  The “Original Issue Price” shall mean $20.14 per share of Series B Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Stock.

2.2.2.      Additional Dividends.  Upon (i) the payment or setting aside for payment of the dividends described in Subsection 2.2.1 above, or (ii) a waiver of the right to receive the dividends described in Subsection 2.2.1 above by the holders of at least a majority of the outstanding shares of Series B Stock, voting together as a separate class, any additional dividends declared by the Board of Directors shall be distributed among the holders of the shares of Series A Stock and Series B Stock, pro rata based on the number of shares held by each such

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holder.  Any dividends payable pursuant to this Subsection 2.2.2, shall not be deemed an Accruing Dividend for purposes of Section 2.2.1.

2.2.3.      Abatement of Accruing Dividends.  In the event of a Deemed Liquidation Event (defined below), or other event described in Section 20.1 below, pursuant to which the holders of shares of Series B Stock then outstanding become, pursuant to Section 2.3 below, entitled to receive cash consideration and/or publicly traded securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, and listed on a national securities exchange (“Traded Securities”), or shall become entitled to convert into Traded Securities, the right of the holders of Series B .Stock to receive-preferential payments pursuant to Section 2.2.1 shall abate and be extinguished to the extent that the sum of (i) the cash consideration actually received in consideration for each Series B Share in such Deemed Liquidation Event, (ii) the fair market value of the Trade& Securities actually received in consideration for the Series B Shares in sucIL1 Deemed Liquidation Event, or of the Traded Securities into which the Series B Shares shall be entitled to convert upon such Deemed Liquidation Event, and (iii) any accrued Accruing Dividends, payable upon such Deemed Liquidation Event, shall exceed the sum of the Original Issue Price and the Target Return.  For purposes of this Section 2.2.3, “Target Return” shall mean an internal, rate of return on the Series B Original Issue Price, compound annually, from the date of the issuance of such shares until the date of the Deemed Liquidation Event, equal to fourteen percent (14%) per annum.

2.3          Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.3.1.      Preferential Payments to Holders of Series B Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or other Deemed Liquidation Event, the holders of shares of Series B Stock then outstanding shall be entitled, subject to the limitations set forth in Section 2.3.2 below, to be paid, pro rata, out of the assets of the Corporation available for distribution to its shareholders, before any payment shall be made to the holders of Series A Stock by reason of their ownership thereof, an amount per share equal to the Series B Bullet Payment (subject to abatement as described in Section 2.2.3 above), at such date, whether or not declared, together with any other dividends declared IAA unpaid thereon.

2.3.2.      Distribution of Remaining Assets.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series B Stock (including pursuant to Section 2.3.1 above), the remaining assets of the Corporation available for distribution to its shareholders shall be distributed among the holders of the shares of Series A Stock and Series B Stock, pro rata based on the number of shares held by each such holder.

2.3.3.      Deemed Liquidation Events.

(a)           Definition.  Each of the following events shall be considered a “Deemed Liquidation Event”:

3

(i)            the acquisition of the Corporation or a subsidiary by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger, conversion or consolidation) except any such acquisition involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to acquisition continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such acquisition, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such acquisition, the parent corporation of such surviving or resulting corporation;

(ii)           the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or

(iii)          the sale, in a firm commitment underwritten public offering led by a nationally recognized underwriting firm pursuant to an effective registration statement under the Securities Act15f Series A Stock, or other common shares of the Corporation, following which at least ten percent (10%) of the total capital stock of the Corporation on a fully diluted, as-converted basis shall have been sold to the public and shall be listed on any national securities exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended.

(b)           Effecting a Deemed Liquidation Event.  In the event of a Deemed Liquidation Event resulting from a transaction in which any portion of the consideration payable to the shareholders of the Corporation is placed into escrow or is payable to the shareholders of the Corporation subject to contingencies, the definitive acquisition agreement relating thereto shall provide that (i) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.3.1 and 2.3.2 above as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (ii) any additional consideration which becomes payable to the shareholders

4

of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.3.1, and 2.3.2 above after taking account the previous payment of the Initial Consideration as part of the same transaction.

2.3.4.      Amount Deemed Paid or Distributed.  The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the fair market value of the property, rights’ or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity.  The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

2.4          Voting.

2.4.1.      General.  Except as provided by law or by the other provisions of the Articles of Incorporation (including, without limitation Subsection 2.4.2(b) below), holders of Series A Stock and Series B Stock shall vote together as a single class.

2.4.2.      Election of Directors.

(a)           The Corporation shall have five (5) directors.

(b)           The directors shall be elected as follows:  (i) the holders of record of the shares of Series A Stock, voting exclusively and as a separate class, shall be entitled to elect four (4) directors of the Corporation, and (ii) the holders of record of the shares of Series B Stock, voting exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation.  Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of a majority of the holders of the shares of the class of capital stock entitled to elect such director or directors, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders.  If the holders of shares of Series A Stock or Series B Stock, voting elusively and as a separate class, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first two sentences of this Subsection 2.4.2(b), then any directorship not so filled shall remain vacant until such time as the holders of Series A Stock or Series B Stock, voting exclusively and as a separate class, as applicable, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by shareholders of the Corporation other than by the shareholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class.  At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class entitled to elect such director shall constitute a quorum for the purpose of electing such director.  Section 305(a) of the Code notwithstanding, no vacancy in any directorship, regardless of how created, shall be filled by the remaining directors, and any such vacancy shall be filled by the holders of Stock by election pursuant to this Subsection 2.4.2(b) and in accordance with Section 305(b) or Section 305(c) of the Code.

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2.4.3.      Series B Stock Protective Provisions.  For so long as there are any outstanding shares of Series B Stock, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise do any of the following without (in addition to any other vote required by law or the Articles of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the lien outstanding shares of Series B Stock, voting together as a separate class, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)           amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Corporation to change the purpose of the Corporation or in a manner that adversely affects the powers, preferences or rights of the Series B Stock or modifies the powers, preferences or rights of the Series B Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption; or

(b)           reclassify, alter or amend the Series A Stock, or any security of the Corporation which is junior to the- Series B Stock, with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, to a security which is senior to the Series B Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or the payment of dividends and rights of redemption.

2.5          Redeemed or Otherwise Acquired Shares.  Any shares of capital stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled ,and retired and shall not be reissued, sold or transferred.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series B Stock following redemption.

2.6          Waiver.  Any of the rights, powers, preferences and other terms of the Series B Stock set forth herein may be waived on behalf of all holders of Series B Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series B Stock then outstanding.

2.7          Notices.  Any notice required or permitted by the provisions of this Article 3, Section 2 to be given to a holder of shares of Series B Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

ARTICLE 4:

The number of directors of the Corporation shall be determined in accordance with Article 3, Part C, Section 2.4.2 of the Articles of Incorporation.

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ARTICLE 5:

Meetings of shareholders may be held within or without the State of California, as the Bylaws of the Corporation may provide.  The books of the Corporation may be kept outside the State of California at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE 6:  LIMITATION OF LIABILITY

The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.  If the General Corporation Law or any other law of the State of California is amended after approval by the shareholders of this Article 6 to authorize corporate action further eliminating ix- limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

ARTICLE 7:  INDEMNIFICATION OF AGENTS

The Corporation is authorized to indemnify its agents (as defined in Section 317 of the Code) for breach of duty to the Corporation and its shareholders, in excess of the indemnification expressly permitted by Section 317 of the Code, subject to the exceptions for limitation of liability set forth in Section 204 of the Code, the prohibitions on indemnification set forth in Section 317 of the Code, and other applicable prohibitions and exceptions set forth in the Code.  Any repeal or modification of the foregoing provisions of this Article 7 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

3.             That the foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the board of directors.

4.             The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code.  The total number of outstanding shares of the corporation is 7,251,921.  The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: April 4, 2018
By:
Pat Roney, CEO, President and Secretary
By:
Karen Diepholz, CFO and Treasurer

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EXHIBIT E

NEW STOCKHOLDER AGREEMENT

(See attached)

SHAREHOLDERS’ AGREEMENT

by and among

VINTAGE WINE ESTATES, INC.,

a California corporation,

and

THE SHAREHOLDERS OF VINTAGE WINE ESTATES, INC.

Dated as of April 4, 2018

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ARTICLE 8 PUT OPTION		18

8.1	Grant of Put Option	18

ARTICLE 9 GOVERNANCE		20

9.1	Size of the Board	20
9.2	Board Composition	20
9.3	Failure to Designate a Board Member	21
9.4	Removal of Board Members	21
9.5	Agreement to Perform	21
9.6	No Liability for Election of Recommended Directors	21
9.7	Meetings	21
9.8	Insurance	22
9.9	Observer Rights	22
9.10	TGAM Protective Rights	22
9.11	Major Investor Protective Rights	22

ARTICLE 10 INFORMATION RIGHTS		23

10.1	Delivery of Financial Statements	23
10.2	Termination of Information Rights	24

ARTICLE 11 CONFIDENTIALITY; NON-DISPARAGEMENT		24

11.1	Confidentiality	24
11.2	Non-Disparagement	24

ARTICLE 12 COVENANTS REGARDING EMPLOYEES; NONDISCLOSURE		25

12.1	Employee Stock	25

ARTICLE 13 LEGEND ON CERTIFICATES		25

13.1	Legend on Certificates	25

ARTICLE 14 REMEDIES		26

14.1	Dispute Resolution	26
14.2	Remedies	27

ARTICLE 15 MISCELLANEOUS		29

15.1	Other Business Activities	29
15.2	Termination of Agreement	29
15.3	Amendment of Agreement	29
15.4	Termination of Status as Shareholder	30
15.5	Notices	30

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15.6	Construction	30
15.7	Counterparts; Electronic Signatures	30
15.8	Descriptive Headings	30
15.9	Entire Agreement	30
15.10	Binding Effect	30
15.11	Applicable Law	30
15.12	Severability	30
15.13	Headings	30
15.14	No Strict Construction	31
15.15	Interpretation	31
15.16	Spousal Consent	31
15.17	Amendment of Prior Agreement	31

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SHAREHOLDERS’ AGREEMENT

This Shareholders’ Agreement (this “Agreement”) is made as of April 4, 2018 (the “Effective Date”) by and among Vintage Wine Estates, Inc., a California corporation (the “Company”); each Person identified on Schedule I-A and executing a signature page hereto (each, a “Series A Holder” and, collectively the “Series A Holders”); each Person identified on Schedule I-B and executing a signature page hereto (each, a “Series B Holder” and, collectively the “Series B Holders”); and each other Person who after the Effective Date acquires securities of the Company and agrees to become a party to, and bound by, this Agreement by executing a Joinder Agreement (as defined below).  The Persons listed on Schedules I-A and I-B, and the other Persons who become party to this Agreement and their respective Permitted Transferees are each referred to herein as a “Shareholder” and, collectively, as the “Shareholders”.

BACKGROUND

A.            The authorized capital structure of the Company consists of shares of Series A Stock, without par value (the “Series A Stock”), shares of Series B Stock, without par value (the “Series B Stock”), each with the rights, qualifications and preferences set forth in the Amended and Restated Articles of Incorporation of the Company (as amended and in effect from time to time, the “Charter”).

B.            The Company and certain of the Shareholders (the “Prior Shareholders”) are parties to (i) that certain Voting Agreement dated as of February 1, 2018, and amended and restated as of the date hereof (the “Prior Agreement”).

C.            Pursuant to Section 6.6 of the Prior Agreement, the written consent of Prior Shareholders holding more than fifty percent (50%) of the Shares (as defined in the Prior Agreement) of each of the5Roney Shareholders and the Rudd Shareholders (each as defined in the Prior Agreement (the “Prior Agreement Requisite Shareholders”) is required to amend or terminate the Prior Agreement or waive any term thereof.

F.             The undersigned Shareholders constitute the Prior Agreement Requisite Shareholders, and such Prior Agreement Requisite Shareholders hereby approve the amendment and restatement of the Prior Agreement by entering into this Agreement.

G.            As of the Effective Date, the Company and TGAM Agribusiness Fund Holdings LP, a Delaware limited Partnership (“TGAM”) have entered into that certain Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which TGAM has agreed to purchase new shares of Series B Stock of the Company.

H.            The execution and delivery of this Agreement by the Company and the Requisite Shareholders is a condition to the closing of the issuance, sale and purchase of the Series B Stock pursuant to the Purchase Agreement.

I.             The parties to this Agreement desire to provide for certain restrictions on the disposition of the Company’s securities and the governance and operation of the Company.

AGREEMENT

The parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1          Definitions.  The following capitalized terms shall have the following meanings:

“Acquisition Transaction” means the acquisition by the Company of another Person’s business (whether by acquisition of stock or assets, or by merger, consolidation or other similar transaction).

“Affiliate” means with respect to any Person, any other Person which (directly or indirectly through one or more other Persons) is Controlling, Controlled by, or under Common Control with the Person referred to, and, if the Person referred to is a natural person, such Person’s Immediate Family Members.  An “Affiliate” with respect to the Company includes the Company’s direct or indirect Subsidiaries, whether or not in existence on the Effective Date.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in San Francisco, California.

“Control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities2 by contract or otherwise.

“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Equity Securities” means any equity securities of the Company, including shares of Series A Stock and Series B Stock, by whatever name called, now owned or subsequently acquired by a Shareholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

“Estate Planning Entity” means, with respect to any individual, a trust, limited partnership, limited liability company or other fiduciary relationship for the benefit of such

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individual and/or such individual’s spouse and/or lineal descendants or a charitable foundation or organization established by such individual and/or such individual’s Immediate Family Members.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, in each case as amended from time to time, or any successor thereto.

“Fully-Diluted Basis” means the number of issued and outstanding shares of Series A Stock and Series B Stock determined, as of the date of determination, as if all issued and outstanding Stock Equivalents had been converted or exercised, if any; provided, however, that any Stock Equivalents that are subject to vesting but have not vested as of the date of computation shall be disregarded for purposes of determining Fully-Diluted Basis.

“GAAP” means generally accepted accounting principles as in force in the United States of America at the date of the determination thereof, consistently applied.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein or lineal descendants thereof.

“Independent Third Party” means a, with respect to a Shareholder, any Person who is not an Affiliate of such Shareholder.

“IPO” means an initial underwritten public offering-of the Company’s Equity Securities pursuant to an effective registration statement filed under the-Securities Act, other than pursuant to a registration statement on Form S-4, Form S-8 or any similar successor form.

“Major Investor” means each of TGAM, Roney and Rudd, so long as each, individually or together with such investor’s Affiliates, holds at least five percent (5%) of the then-outstanding Equity Securities on a Puny-Diluted Basis.

“Percentage Interest” means, with respect to any Shareholder, the percentage determined by dividing (i) the number of Shares held by such Shareholder, by (ii) the aggregate number of Shares outstanding at such time, and multiplying the result by 100.

“Permitted Transferee” means a Person to whom Securities are Transferred pursuant to Section 3.3.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or the United States of America or any other nation, state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Pro Rata Portion” means, with respect to any ROFO Purchasing Shareholder or any ROFR Purchasing Shareholder, on the date of the ROFO Offering Shareholder Offer Notice or the ROFR Offering Shareholder Offer Notice, respectively the number of Equity Securities equal to the product of (i) the total number of ROFO Offered Shares or ROFR Offered Shares, respectively and (ii) a fraction determined by dividing (x) the number of Shares by such ROFO Purchasing

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Shareholder or ROFR Purchasing Shareholder, respectively, by (y) the total number of Shares owned by all of the ROFO Purchasing Shareholders or ROFR Purchasing Shareholders, respectively.

“Roney” means (i) Pat Roney, (ii) any Immediate Family Member of Pat Roney, (iii) any trust established by or for the benefit of Pat Roney or any Immediate Family Member of Pat Roney, (iv) any entities controlling, controlled by or under common control with Pat Roney or any Immediate Family Member of Pat Roney, and (v) any charitable trust, foundation or organization established by Pat Roney or any Immediate Family Member of Pat Roney.

“Rudd” means (i) Leslie Rudd, (ii) any Immediate Family Member of Leslie Rudd, (iii) any trust established by or for the benefit of Leslie Rudd or any Immediate Family Member of Leslie Rudd, (iv) any entities controlling, controlled by or under common control with Leslie Rudd or any Immediate Family Member of Leslie Rudd, and (v) any charitable trust, foundation or organization established by Leslie Rudd or any Immediate Family Member of Leslie Rudd.

“Sale of the Company” means either:  (a) the acquisition of the Company or a subsidiary by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger, conversion or consolidation), except any such acquisition involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to acquisition continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such acquisition, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such acquisition, the parent corporation of such surviving or resulting corporation (a “Stock Sale”); (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company; or (c) a Qualified IPO.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“Securities” means:  (i) all Equity Securities; (ii) all Stock Equivalents; and (iii) all securities of the Company issued or issuable with respect to the securities referred to in clauses (i) or (ii) above, including by way of a stock split, stock dividend or other recapitalization.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, in each case as amended from time to time, or any successor thereto.

“Shares” means shares of Equity Securities.

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“Stock Equivalents” means any (i) warrants, options or other rights to subscribe for, purchase or otherwise acquire any Equity Securities or (ii) any securities convertible into or exchangeable for Equity Securities.

“Subsidiary” means any Person of which the Company owns securities having a majority of the voting power in electing the board of directors directly or through one or more subsidiaries or, in the case of a partnership, limited liability partnership or other similar entity, securities conveying, directly or indirectly, a majority of the economic interests in such partnership or entity.

“Transfer” means any transfer, sale, assignment, pledge, encumbrance or other disposition (irrespective of whether any of the foregoing are effected, with or without consideration, voluntarily or involuntarily, by operation of law or otherwise, or whether inter vivos or upon death).

ARTICLE 2
REPRESENTATIONS

2.1          Shareholder Representations and Warranties.  By executing this Agreement or a Joinder Agreement (as defined below), each Shareholder represents and warrants to the Company and agrees and acknowledges, that:

(a)           Securities acquired by or for such Shareholder are not registered under the Securities Act and must be held by such Shareholder until such Securities are registered under the Securities Act or an exemption from such registration is available; the Company shall have no obligation to take any action that may be necessary to make available any exemption from registration under the Securities Act; and the Company shall give to the party responsible for recording Transfers of Securities “stop transfer” directions prohibiting Transfers in violation of the foregoing provisions of this Section 2.1(a).

(b)           Such Shareholder is familiar with Rule 144 adopted by the SEC (“Rule 144”) which establishes guidelines governing, among other things, the resale of “restricted securities” (such as the Securities, which are acquired from the issuer of such securities in a transaction not involving any IPO).

(c)           Rule 144 is not presently available for Transfers of the Securities because, among other things, the Company is not presently required to file the reports required to be filed by Section 15(d) of the Exchange Act and does not have a class of securities registered pursuant to Section 12 of that statute; and, even if the Company was required to file reports under the Exchange Act and had filed all reports required to be filed, reliance on Rule 144 to Transfer securities is subject to other restrictions and limitations, as set forth in Rule 144.

(d)           In connection with any Transfer of the Securities under Rule 144 or pursuant to any other exemption, such Shareholder may, at the option of the Company, be required to deliver to the Company an opinion of counsel for such Shareholder (reasonably acceptable to the Company), and/or receive an opinion of counsel for the Company, to the effect that all applicable federal and state securities law requirements have been met.

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(e)           The execution, delivery and performance of this Agreement by such Shareholder do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Shareholder is a party or any judgment, order or decree to which such Shareholder is subject.

(f)            Such Shareholder has not and shall not grant any proxy or become party to any voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement, provided that the Shareholders and the Company acknowledge and accept the proxy and power of attorney granted pursuant to Section 3 of the Prior Agreement.

(g)           The Company has made no representation or warranty to such Shareholder regarding accounting or tax treatment of such Shareholder’s Securities or the acquisition thereof.  The Company will owe no compensation of any kind to such Shareholder if the accounting or tax treatment of such Shareholder’s Securities or the acquisition thereof differs from that desired or expected by such Shareholder.

2.2          Additional Agreements and Understandings.  Each Shareholder acknowledges and agrees that Securities issued by the Company pursuant to a stock dividend, stock split, reclassification or like action, or pursuant to the exercise of a right granted by the Company to all holders of Securities to purchase Securities on a proportionate basis, shall be in all cases subject to the terms of this Agreement, including restrictions on Transfer, and for all purposes shall be treated in the same manner as the Securities which were split or reclassified or with respect to which a stock dividend was paid or rights to purchase stock on a proportionate basis were granted.  In the event of a merger of or exchange involving the Company where this Agreement does not terminate, any partnership units, membership units or shares of stock (and/or securities convertible into such units or shares) which are issued in exchange for Securities shall thereafter be deemed to be Securities subject to the terms of this Agreement.

ARTICLE 3
TRANSFERS

3.1          Restrictions on Transfers of Securities.  No Shareholder may Transfer any interest in any Securities except pursuant to this Article 3, Article 4, Article 5, or Article 6.  Notwithstanding anything to the contrary contained herein, (a) in no event shall any Shareholder be permitted to Transfer any interest in Securities to a competitor of the Company or Affiliate of a competitor of the Company, except pursuant to Article 6 or otherwise in connection with an Approved4Sale (as defined in Section 6.1 below); provided, however, that Transfers to any Shareholder or any Affiliate of a Shareholder that may own, operate or otherwise be affiliated with a business that competes with the Company shall not be prohibited by this provision, and (b) a Transfer of Securities shall not be valid or of any force or effect if such Transfer would result in (i) a violation or breach of any applicable federal or state securities law or any agreement to which the Company or any Subsidiary is a party or (ii) any revocation or failure to qualify for any federal, state or local license or permit required to operate the Company’s business.  Any purported Transfer of Securities which is not made in accordance with the applicable provisions of this Agreement shall not be valid and shall have no force or effect.

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3.2                               Joinder.  Any Person (including any Permitted Transferee) to whom Securities are to be Transferred shall execute and deliver, as a condition to such Transfer, all documents deemed reasonably necessary by the Company, in consultation with its counsel, to evidence such party’s joinder in, acceptance of, and agreement with, the obligations with respect to such Securities contained in this Agreement, in substantially the form attached as Exhibit A hereto (such document, a “Joinder Agreement”).  Each such transferor of Securities shall, prior to the Transfer, cause the transferee thereof to execute and deliver a Joinder Agreement (and, if the transferee is a married individual and upon the request of the Company, cause such transferee’s spouse to execute and deliver to the Company a Spousal Consent in the form of Exhibit B hereto (“Spousal Consent”)).

3.3                               Permitted Transfers. Notwithstanding anything to the contrary contained herein, Securities may be Transferred only:  (i) by a Shareholder to any of such Shareholder’s Immediate Family Members (whether inter vivos or upon death); (ii) by a Shareholder to an Estate Planning Entity; (iii) by a Shareholder that is a Permitted Transferee back to the Shareholder who Transferred such Securities to such Permitted Transferee; (iv) by a Shareholder that is an entity to an Affiliate of such Shareholder, provided that, for Transfers other than those to Estate Planning Entities pursuant to clause (ii) above, such Permitted Transferee is reasonably acceptable to the Board; (v) with respect to Transfers by TGAM (or by a Permitted Transferee of TGAM), to (A) such Shareholder’s limited partners, (B) any successor fund or fund under common management, (C) a current or former Affiliate of TGAM, (D) any of their current employees, directors, managers or officers as of the Effective Date or (E) any current or former holder of equity interests therein, in each case so long as such transferee is managed by AGR Partners LLC, or, in the :case of a transfer to an individual, so long as AGR Partners LLC is appointed as an agent or proxyholder with the authority to vote the Shares; (vii) Transfers of Shares owned as of the Effective Date from Roney to Rudd or from Rudd to Roney; or (viii) Transfers of Securities contemplated by and complying with Article 4 and Article 5, or Article 6, or Article 8, hereof.  No Securities may be Transferred pursuant to this Section 3.3 unless, prior to such Transfer the transferee of such Securities has executed and delivered to the Company a Joinder Agreement (and, if the transferee is a married individual and upon the request of the Company, a Spousal Consent) with respect to the Securities so Transferred, and any Securities Transferred pursuant to this Section 3.3 will be subject thereafter to the rights of the Company and the Shareholders under this Agreement and entitled to the benefits of Securities under this Agreement.

ARTICLE 4
RIGHT OF FIRST OFFER

4.1                               Right of First Offer.  At any time prior to the consummation of a Qualifying IPO, and subject to the terms and conditions specified in this Section 4.1 and, in the case of an offer received by Rudd or Roney, subject to and following the exercise of the rights of Rudd and Roney pursuant to Section 2.4 of the Prior Agreement, each Shareholder shall have a right of first offer if any other Shareholder (the “ROFO Offering Shareholder”) proposes to Transfer any Equity Securities (the “ROFO Offered Shares”) owned by it to any Independent Third Party.  Each time the ROFO Offering Shareholder proposes to Transfer any ROFO Offered Shares (other than Transfers permitted pursuant to Section 3.3 and Transfers made pursuant to Section 6.4 or Section 6.5), the ROFO Offering Shareholder shall first make an offering of the ROFO Offered Shares to the other Shareholders in accordance with the following provisions of this Section 4.1:

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(a)                                 Offer Notice.

(i)                                     The ROFO Offering Shareholder shall give written notice (the “ROFO Offering Shareholder Notice”) to the Company and the other Shareholders stating its bona fide intention to Transfer the ROFO Offered Shares and specifying the number of ROFO Offered Shares and the material terms and conditions, including the price and the independent Third Party transferee, pursuant to which the ROFO Offering Shareholder proposes to Transfer the ROFO Offered Shares.

(ii)                                  The ROFO Offering Shareholder Notice shall constitute the ROFO Offering Shareholder’s offer to Transfer the ROFO Offered Shares to the other Shareholders, which offer shall be irrevocable for a period of 30 Business Days (the “ROFO Notice Period”).

(b)                                 Exercise of Right of First Offer.  Upon receipt of the ROFO Offering Shareholder Notice, each Shareholder shall have until the end of the ROFO Notice Period to elect to purchase its Pro Rata Portion of the ROFO Offered Shares by delivering a written notice (a “ROFO Election Notice”) to the ROFO Offering Shareholder and the Company stating that:  it elects to purchase such ROFO Offered Shares on the terms specified in the ROFO Offering Shareholder Notice.  Any ROFO Offer Notice so delivered shall be binding upon delivery and irrevocable by the applicable Shareholder.  If one or more Shareholders fail to deliver a ROFO Election Notice (the “Non-Electing Shareholders”) and therefore do not offer to purchase their Pro Rata Portion of the ROFO Offered Shares (the “Remaining ROFO Shares”), the remaining Shareholders shall have the opportunity to elect to purchase their Pro Rata Portion of the Remaining ROFO Offered Shares by delivering a second written notice (a “Second ROFO Election Notice”);to the ROFO Offering Shareholder and the Company stating that it elects to purchase such Remaining ROFO Offered Shares on the terms specified in the ROFO Offering Shareholder Notice.  Any Second ROFO Offer Notice so delivered shall be binding upon delivery and irrevocable by the applicable Shareholder.

(c)                                  Consummation of Sale.  If no Shareholder delivers a ROFO Election Notice in accordance with Section 4.1(b), the ROFO Offering Shareholder may, during the 60 day period following the expiration of the ROFO Notice Period (which period may be extended for a reasonable time not to exceed 90 days to the extent reasonably necessary to obtain any required Government Approvals, (the “Waived ROFO Transfer Period”), and subject to the provisions of Section 6.5 with respect to those Shareholders who have not delivered ROFO Election Notices, Transfer all of the ROFO Offered Shares to the Independent Third Party identified in the ROFO Election Notice on terms and conditions no more favorable to the Independent Third Party than those set forth in the ROFO Offering Shareholder Notice.  If the ROFO Offering Shareholder does not Transfer the ROFO Offered Shares within such period or, if such Transfer is not consummated within the Waived ROFR Transfer Period, the rights provided hereunder shall be deemed to be revived and the ROFO Offered Shares shall not be offered to any Person unless first re-offered to the Shareholders in accordance with this Section 4.1.

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4.2                               Closing of Offered Securities.  If any Purchasing Shareholder has elected to purchase Offered Securities, the Transfer of such Offered Securities shall be consummated as soon as reasonably practical following the delivery of the election notices (the “ROFR Closing”).  The purchaser of such Offered Securities shall pay for the Offered Securities on the same terms and conditions as described in the ROFO Offering Shareholder Notice.  Any Offered Securities transferred pursuant to this Article 4 shall be transferred free and clear of all liens and encumbrances (other than those imposed by this Agreement or applicable law), and the purchasers of any Offered Securities pursuant to this Article 4 shall be entitled to receive customary representations and warranties as to ownership, title, authority to sell and the like from the sellers regarding such sale and to receive such other evidence, including applicable inheritance and estate tax waivers, as may be reasonably necessary (in such purchaser’s judgment) to effect the purchase of the Offered Securities.

4.3                               Effect of Securities in Hands of the Transferee.  Securities that are Transferred pursuant to this Article 4 to a Person (including, without limitation, pursuant to Section 3.3) shall thereafter continue to be subject to all restrictions on Transfer and shall be entitled to all rights that are contained in this Agreement.  Without limiting the generality of the foregoing, any such transferee must comply with the provisions of this Article 4 if such transferee shall propose to Transfer any such Securities.

ARTICLE 5
RIGHT OF FIRST REFUSAL

5.1                               Right of First Refusal.  At any time prior to the consummation of a Qualifying IPO, and subject to the terms and conditions specified in this Section 4.1, and, in the case of an offer received by Rudd or Roney, subject to and following the exercise of the rights of Rudd and Roney pursuant to Section 2.4 of the Prior Agreement, each Shareholder shall have a right of first refusal any other Shareholder (the “ROFR Offering Shareholder”) receives an offer from an Independent Third Party that the ROFR Offering Shareholder desires to accept to purchase all or any portion of the Equity Securities owned by the ROFR Offering Shareholder (the “ROFR Offered Shares”).  Each time the ROFR Offering Shareholder receives an offer for any of its Equity Securities, the Offering Shareholder shall first make an offering of the Offered Shares to the other Shareholders in accordance with the following provisions of this Section 5.1 prior to Transferring such ROFR Offered Shares to the Independent Third Party (other than Transfers that are permitted by Section 3.3 or Transfers made pursuant to Section 6.4).

(a)                                 Offer Notice.

(i)                                     The ROFR Offering Stockholder shall, within five days of receipt of the offer from the Independent Third Party, give written notice (the “ROFR Offering Stockholder Notice”) to the Company and the other Shareholders stating that it has received a bona fide offer from an Independent Third Party and specifying:  (w) the number of ROFR Offered Shares to be sold by the ROFR Offering Stockholder; (x) the name of the person or entity who has offered to purchase such ROFR Offered Shares; (y) the per share purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and (z) the

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proposed date, time and location of the closing of the Transfer, which shall not be less than 60 days from the date of the Offering Stockholder Notice..

(ii)                                  The ROFR Offering Shareholder Notice shall constitute the ROFR Offering Shareholder’s offer to Transfer the ROFR Offered Shares to the other Shareholders, which offer shall be irrevocable for a period of 30 Business Days.

(iii)                               By delivering the ROFR Offering Stockholder Notice, the ROFR Offering Stockholder represents and warrants to the Company and each other Shareholder that:  (x) the ROFR Offering Stockholder has full right, title and interest in and to the ROFR Offered Shares; (y) the ROFR Offering Stockholder has all the necessary power and authority and has taken all necessary action to sell such ROFR Offered Shares as contemplated by this Section 5.1; and (z) the ROFR Offered Shares are free and clear of any and all Liens other than those arising as a result of or under the terms of this Agreement.

(b)                                 Exercise of Right of First Refusal.

(i)                                     Upon receipt of the ROFR Offering Shareholder Notice, each Shareholder shall have 10 Business Days to elect to purchase all (but not less than all) of its Pro Rata Portion of the ROFR Offered Shares by delivering a written notice (a “ROFR Election Notice”) to the ROFR Offering Shareholder and the Company stating that it elects to purchase such ROFR Offered Shares on the terms specified in the ROFO Offering Shareholder Notice.  Any ROFR Election Notice so delivered shall be binding upon delivery and irrevocable by the applicable Shareholder.  If one or more Shareholders fail to deliver’ a ROFR Election Notice (the “Non-Electing Shareholders”) and therefore do not offer to purchase their Pro Rata Portion of the ROFR Offered Shares (the “Remaining ROFR Shares”), the remaining Shareholders shall have the opportunity to elect to purchase their Pro Rata Portion of the Remaining ROFR Offered Shares by delivering a second written notice (a “Second ROFR Election Notice”) to the ROFR Offering Shareholder and the Company stating that it elects to purchase such Remaining ROFR Offered Shares on the terms specified in the ROFR Offering Shareholder Notice.  Any Second ROFR Election Notice so delivered shall be binding upon delivery and irrevocable by the applicable Shareholder.

(ii)                                  Each Shareholder that does not deliver a ROFR Election Notice during the ROFR Notice Period shall be deemed to have waived all of such Stockholder’s rights to purchase the ROFR Offered Shares under this Section 5.1, and the ROFR Offering Stockholder shall thereafter, subject to the rights of any ROFR Purchasing Stockholder, be free to sell the ROFR Offered Shares to the Independent Third Party specified in the ROFR Offer Notice without any further obligation to such Shareholder pursuant to this Section 5.1.

(c)                                  Consummation of Sale.  If no Shareholder delivers a ROFR Offer Notice in accordance with Section 5.1(b), the ROFR Offering Shareholder may, during the

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60 day period following the expiration of the ROFR Notice Period (which period may be extended for a reasonable time not to exceed 90 days to the extent reasonably necessary to obtain any required Government Approvals (the “Waived ROFR Transfer Period”), Transfer all of the ROFR Offered Shares to an Independent Third Party on terms and conditions no more favorable to the Independent Third Party than those set forth in the ROFR Offering Shareholder Notice.  If the ROFR Offering Shareholder does not Transfer the ROFR Offered Shares within such period or, if such Transfer is not consummated within the Waived ROFR Transfer Period, the rights provided hereunder shall be deemed to be revived and the ROFR Offered Shares shall not be offered to any Person unless first re-offered to the Shareholders in accordance with this Section 5.1.

(d)                                 Cooperation.  Each Shareholder shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 5.1 including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

(e)                                  Closing.  At the closing of any sale and purchase pursuant to this Section 5.1, the ROFR Offering Stockholder shall deliver to the Purchasing Stockholder(s) certificate or certificates representing the ROFR Offered Shares to be sold (if any), accompanied by stock powers with signatures guaranteed and all necessary stock transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefore from such ROFR Purchasing Stockholder(s) by certified or official bank check or by wire transfer of immediately available funds.

5.2                               Closing of Offered Securities.  If any Purchasing Shareholder has elected to purchase Offered Securities, the Transfer of such Offered.  Securities shall be consummated as soon as reasonably practical following the delivery of the election notices (the “ROFR Closing”).  The purchaser of such Offered Securities shall pay for the Offered Securities on the same terms and conditions set forth in the ROFR Offering Shareholders Notice.  Any Offered Securities transferred pursuant to this Article 5 shall be transferred free and clear of all liens and encumbrances (other than those imposed by this Agreement or applicable law), and the purchasers of any Offered Securities pursuant to this Article 5 shall be entitled to receive customary representations and warranties as to ownership, title, authority to sell and the like from the sellers regarding such sale and to receive such other evidence, including applicable inheritance and estate tax waivers, as may be reasonably necessary (in such purchaser’s judgment) to effect the purchase of the Offered Securities.

5.3                               Effect of Securities in Hands of the Transferee.  Securities that are Transferred pursuant to this Article 5 to a Person shall thereafter continue to be subject to all restrictions on Transfer and shall be entitled to all rights that are contained in this Agreement.  Without limiting the generality of the foregoing, any such transferee must comply with the provisions of this Article 5 if such transferee shall propose to Transfer any such Securities.

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ARTICLE 6
LIQUIDITY EVENTS

6.1                               Approved Sale.  Until the third anniversary of the Effective Date, no Person may effect a Sale of the Company, or otherwise liquidate, dissolve or wind-up the business and affairs of the Company, effect any merger or consolidation, or consent to any of the foregoing, at any time without the prior written consent of each of the Major Investors.  Any Sale of the Company conducted or proposed to be consummated in accordance with this Section 6.1 shall be referred to herein as an “Approved Sale.”

6.2                               Qualified IPO.  In the event the Company effects an IPO that constitutes a Deemed Liquidation Event as defined in the Charter, at the closing of such IPO, the Series B Shareholders shall receive the Series B Bullet Payment, as defined in the Charter, that would otherwise be payable at such date.  Each Major Investor may elect to participate in such an IPO pursuant to this Section 6.2 by delivering written notice to the Company within fifteen (15) days following delivery of the IPO Notice, and any Major Investor that makes such election shall be entitled to sell, at the same price and on the same terms and conditions as the other Shareholders, a number of shares of the Securities being sold in such IPO equal to the product of (i) the quotient determined by dividing (A) the number of Shares (treating Series A Stock and Series B Stock as a single Security regardless of the class thereof) owned by such Shareholder, determined on a Fully-Diluted Basis, by (B) the aggregate number of Shares held by (B) the aggregate number of Shares held by all Shareholders, determined on a Fully-Diluted Basis, and (ii) the aggregate number of Shares to be sold in such IPO.  Any Sale of the Company conducted or proposed to be consummated in accordance with; this Section 6.2 shall be referred to herein as a “Qualified IPO.”

6.3                               Major Investor Sale Right.

(a)                                 At any time after the sixth anniversary hereof and upon written notice to the Company and the other Shareholders by any Major Investor, the Board will, and will cause the Company (subject to all applicable laws) to, (i) engage a nationally recognized investment bank to represent the Company in connection with a Sale of the Company and (ii) use best efforts to pursue, negotiate and consummate the Sale of the Company within’ one year of delivery of such Major Investor’s sale notice.  Each other Shareholder shall vote in favor of, consent to and raise no objections to such Sale of the Company, in accordance with clauses (i) through (vii) of Section 6.4(a) and to the extent required by Section 6.4(b).  Such Sale of the Company shall be conducted in accordance with, and the Company and the Shareholders shall have the same obligations and shall timely take all actions set forth in, Section 6.4 (except as set forth in the immediately preceding sentence).  Any Sale of the Company consummated pursuant to this Section 6.3 shall be subject to Sections 6.6 and 6.7 below.

6.4                               Drag Along Rights.

(a)                                 Actions to be Taken.  To the extent permitted pursuant to Section 6.4(b), and subject to Section 6.1, Section 6.4(c), and Section 9.11, in the event that (i) the Company and (ii) the holders of at least seventy-five percent (75%) of the outstanding shares of Stock, voting together as a single class (collectively, the “Selling Shareholders”),

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approve a Sale of the Company in writing, specifying that this Section 6.4 shall apply to such transaction, then each Shareholder and the Company hereby agree:

(i)                                     if such transaction requires Shareholder approval, with respect to all Shares that such Shareholder owns or over which such Shareholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Approved Sale (together with any related amendment to the Charter required in order to implement such Approved Sale) and to vote in opposition to any and all other proposals that could be expected to delay or impair the ability of the Company to consummate such Approved Sale;

(ii)                                  if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Shareholder as is being proposed to be sold by the Selling Shareholders, and, except as permitted in Section 6.4(b) below, on the same terms and conditions as the Selling Shareholders;

(iii)                               to execute and deliver all related documentation and take such other action in support of the Approved Sale as shall reasonably be requested by the Company or the Selling Shareholders in order to carry out the terms and provision of this Section 6.4, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(iv)                              not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Approved Sale;

(v)                                 to irrevocably waive and refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Approved Sale;

(vi)                              if the consideration to be paid in exchange for the Shares pursuant to this Section 6.4 includes any securities and due receipt thereof by any Shareholder would .require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Shareholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Shareholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by

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such Shareholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Shareholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares; and

(vii)                           in the event that the Selling Shareholders, in connection with such Approved Sale, appoint a Shareholder representative (the “Shareholder Representative”) with respect to matters affecting the Shareholders under the applicable definitive transaction agreements following consummation of such Approved Sale, (A) to consent to (I) the appointment of such Shareholder Representative, (II) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification of similar obligations, and (III) the payment of such Shareholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Shareholder Representative in connection with such Shareholder Representative’s services and duties in connection with such Approved Sale and its related service as the representative of the Shareholders, and (B) not to assert any claim or commence any suit against the Shareholder Representative or any other Shareholder with respect to any action or inaction taken or failed to be taken by the Shareholder Representative in connection with its service as the Shareholder Representative, absent fraud or willful misconduct.

(b)                                 Exceptions.  A Shareholder will not be required to comply with Section 6.4(a) above in connection with any proposed Approved Sale unless upon the consummation of the Approved Sale, (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, and (ii) the aggregate consideration receivable by all holders of Equity Securities shall be allocated among the holders of Series A Stock and Series B Stock giving effect to the relative liquidation preferences to which the holders of Series A Stock and the holders of Series B Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Approved Sale is a Deemed Liquidation Event and the assets of the Company available for distribution in such Deemed Liquidation Event are equal to such aggregate consideration) in accordance with the Company’s Charter in effect immediately prior to the Approved Sale.

(c)                                  Irrevocable Proxy.  The Selling Shareholders shall be subject to an irrevocable proxy and power of attorney as set forth in Section 14.2(b).

6.5                               Tag Along Rights.

(a)                                 If any Shareholder (the “Transferring Shareholder”) proposes at any time to sell or otherwise Transfer (in accordance with the terms of this Agreement and subject to Article 4 and Article 5) to a purchaser or related group of purchasers in one or more related transactions, excepting a Permitted Transfer, Securities representing at least ten percent (10%) of the outstanding Shares on a Fully-Diluted Basis, other than pursuant to a Sale of the Company pursuant to Section 6.4 above, (a “Participation Sale”), the

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Transferring Shareholder shall deliver written notice of such Participation Sale to each of the remaining Shareholders at least fifteen (15) days prior to such proposed Transfer (the “Participation Sale Notice”), and the provisions of this Section 6.5 shall apply.  The Participation Sale Notice shall make reference to the participation rights hereunder and shall describe in reasonable detail the classes or series and aggregate number of Shares the Transferring Shareholder proposes to transfer, the identity of the prospective transferee(s), and the purchase price per share for the Shares and the other material terms and conditions of the Participation Sale.  The Transferring Shareholder may not avoid the provisions of this Section 6.5 by transferring Securities to an Affiliate and selling equity in such Affiliate, and any Affiliate receiving Securities shall be subject to the terms of this Agreement.

(b)                                 Each Shareholder may elect to participate in a Participation Sale pursuant to this Section 6.5 by delivering written notice to the Transferring Shareholder (together with an unconditional commitment to participate on the terms specified in the Participation Sale Notice) within fifteen (15) days following delivery of the Participation Sale Notice, and any Shareholder that makes such election shall be entitled to sell, at the same price and on the same terms and conditions as the Transferring Shareholder, a number of shares of the Securities being sold in such Participation Sale equal to the product of (i) the quotient determined by dividing (A) the number of Shares (treating Series A Stock and Series B Stock as a single Security regardless of the class thereof) owned by such Shareholder, determined on a Fully-Diluted Basis, by (B) the aggregate number of Shares held by all Shareholders, determined on a Fully-Diluted Basis, and (ii) the aggregate number of shares of such Securities to be sold in such transaction.  Any Shareholder who fails to deliver such notice of election shall be deemed to have waived all rights under this Section 6.5 with respect to such Participation Sale.

(c)                                  If the purchaser of any of the Securities to be sold in a Participation Sale refuses to buy Securities that any Shareholder has elected to include in the Participation Sale pursuant to Section 6.5(b) at a price per share equal to at least that to which such participating Shareholder would be entitled in a Sale of the Company if proceeds were allocated as if the Participation Sale were a Deemed Liquidation Event, assuming for this purpose that the Participation Sale is a Deemed Liquidation Event and the assets of the Company available for distribution in such Deemed Liquidation Event with respect to the participating shares are equal to such proceeds of the Participation Sale (such price, the “Preference Adjusted Price”), then the Transferring Shareholder and their Affiliates may not sell any Securities to such purchaser pursuant to such Participation Sale unless the Transferring Shareholder purchases from each such participating Shareholder the Securities that such participating Shareholder would have been entitled to sell under Section 6.5(b), at a price per share equal to the greater of (i) the price received by the Transferring Shareholder and (ii) the Preference Adjusted Price, as and om substantially similar terms and conditions as the Transferring Shareholder or such Affiliates are selling in such Participation Sale; provided, that any participating Shareholder may elect not to sell such Securities pursuant to this Section 6.5(c) following a determination of the purchase price for such Securities under this Section 6.5(c).  The Transferring Shareholder may not sell any Securities in an Approved Sale unless the purchaser purchases from each selling Shareholder the maximum amount of Securities that such selling Shareholder could have been obligated to sell under Section 6.5(a) above.

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6.6                               Share of Costs.  Each Shareholder participating in any transaction pursuant to Sections 6.1, 6.3, 6.4 or 6.5 shall bear its pro rata share (based upon the number of Shares sold by such Shareholder out of the total number of Shares sold by all Persons in such transaction, including option holders on an as-exercised basis) of the costs of any sale of Securities pursuant to Sections 6.1, 6.3, 6.4 or 6.5 to the extent such costs are not otherwise paid by the Company or the acquiring party; provided, however, that no Shareholder shall responsible for costs relating to breaches of representations personal to another Shareholder (e.g., re title to the other shareholder’s shares) and no Shareholder shall, in any event, be responsible for costs in excess of the proceeds received in such a transaction in excess of the proceeds received in such transaction by such Shareholder.  Costs incurred by a participating Shareholder on its own behalf shall not be considered costs of the transaction hereunder.

6.7                               Indemnification and Other Agreements.  As a condition to the effective exercise of the rights in Sections 6.1, 6.3, 6.4 or 6.5, each participating Shareholder shall join in and agree to be bound by all provisions of the documents pursuant to which the transferee is to acquire securities (provided all participating Shareholders are treated in the same manner).  Without limiting the foregoing, any Shareholder participating in a transaction pursuant to this Article 6 shall be required to make such representations, warranties and covenants, and grant such indemnification, as may be required by the purchaser of the securities and have been made by the Transferring Shareholders or their Affiliates.  Each Shareholder participating in a transaction pursuant to this Article 6 shall bear a portion of any obligations with respect to representations, warranties, covenants, escrows, holdbacks and indemnities equal to its percentage of the total consideration received by all Shareholders participating in such transaction unless otherwise consented to by such Shareholder.

ARTICLE 7
PREEMPTIVE RIGHTS

7.1                               Grant of Preemptive Rights.  Except as otherwise set forth in this Article 7 or the issuance of Equity Securities, Stock Equivalents or debt securities:  (a) to any Person who is not an Affiliate of either the Company or TGAM in connection with an Acquisition Transaction; (b) pursuant to a Qualified IPO; (c) to the current or future officers, employees or directors of, or consultants to, the Company or any of its Subsidiaries (or to any entity controlled by any of such officers, employees or directors) pursuant to an option plan or other equity incentive plan approved by the Board; (d) pursuant to the exercise of (but not, except as provided in the foregoing clause (c),kin connection with the issuance of) any Stock Equivalent; or (e) in connection with the conversion of that certain Promissory Note issued by the Company in favor of the Leslie G. Rudd Living Trust, dated January 2, 2018, as amended, in the principal amount of $9,000,000 or that certain Promissory Note issued by the Company in favor of Pat Roney, dated January 2, 2018, as amended, in the principal amount of $1,000,000 into Equity Securities or other debt securities of the Company; if the Company authorizes, from time to time in one or more offerings, the issuance and sale of any Equity Securities, any Stock Equivalents or any debt securities (collectively, the “Preemptive Right Securities”), then, in accordance with the procedures set forth in this Article 7, the Company shall offer to sell such Preemptive Right Securities to each of the Major Investors.  For purposes of this Article 7, each such Major Investor shall be deemed a “Preemptive Right Holder” and collectively, the “Preemptive Right Holders”.

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7.2                               Preemptive Rights Notice.  The Company shall give a written notice (the “Preemptive Rights Notice”) to the Preemptive Right Holders, stating in reasonable detail (a) its bona fide intention to offer such Preemptive Right Securities, (b) the number of such Preemptive Right Securities to be offered, (c) the purchase price and payment terms, if any, upon which it proposes to offer such Preemptive Right Securities, (d) the twenty-five (25) day period from the delivery of such Preemptive Rights Notice in which such Preemptive Right Holder’s preemptive right may be exercised hereunder, and the procedures for the exercise of preemptive rights consistent with the procedures set forth herein, and (e) each Preemptive Right Holder’s Percentage Interest.

7.3                               Exercise of Rights.

(a)                                 Each Preemptive Right Holder who is an accredited investor may exercise its preemptive rights hereunder by delivering a written notice (an “Exercise Notice”) to the Company and the other Preemptive Right Holders within twenty-five (25) days following delivery of the Preemptive Rights Notice, which Exercise Notice shall set forth the aggregate number or amount of Preemptive Right Securities that such Preemptive Right Holder desires to purchase.

(b)                                 If more than one Preemptive Rights Holder delivers an Exercise Notice, each such Preemptive Right Holder shall be entitled to purchase that number or amount of Preemptive Right Securities, determined by allocating all Preemptive Right Securities among the participating Preemptive Right Holders pro rata in accordance with their Percentage Interests until either (i) each Preemptive Right Holder has been allocated a number of Preemptive Right Securities equal to the number of Preemptive Right Securities set forth in such Preemptive Right Holder’s Exercise Notice or (ii) no additional Preemptive Right Securities are available for allocation.

(c)                                  If a Preemptive Right Holder exercises preemptive rights pursuant to this Article 7, such Preemptive Right Holder shall execute all documentation (including, without limitation, an accredited investor questionnaire), and take all actions, as may be reasonably requested by the Company in connection therewith.  Each Preemptive Right Holder exercising its preemptive rights pursuant to this Article 7, shall, as a condition to such exercise, also be required to purchase the same proportionate amount of any other securities that the purchasers of such Preemptive Right Securities purchase in connection with the issuance of the securities subject to the preemptive rights.

(d)                                 Upon issuance of Equity Securities or Stock Equivalents to a Preemptive Right Holder pursuant to this Article 7, all such Preemptive Right Securities shall be entitled to all rights and subject to all obligations applicable to the Securities held by such Preemptive Right Holder under this Agreement.

(e)                                  Each Preemptive Right Holder who fails for any reason to deliver an Exercise Notice in accordance with this Section 7.3 shall be deemed to have waived any and all of his, her or its rights under this Article 7 with respect to the then-contemplated sale of any Preemptive Right Securities.

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(f)                                   The closing of any sale pursuant to this this Section 7.3 shall occur within the later of ninety (90) days of the date that the Preemptive Rights Notice is given and the date of initial sale of Preemptive Right Securities pursuant to Section 7.4.

7.4                               Issuance Subsequent to Expiration of Offering Period.  Upon the expiration of the offering period described above, the Company shall be entitled to sell such Preemptive Right Securities as the Preemptive Right Holders have not elected to purchase during the one hundred twenty (120)-day period following such expiration, on terms and conditions no more favorable to the purchasers thereof than those offered to the Preemptive Right Holders.  If the Company does not enter into a definitive agreement for the sale of the Preemptive Right Securities within such one hundred twenty (120)-day period, or if such agreement is not consummated within thirty (30) days of the execution thereof, any Preemptive Right Securities proposed to be offered or sold by the Company shall be reoffered to the Preemptive Right Holders pursuant to the terms of this Article 7.

ARTICLE 8
PUT OPTION

8.1                               Grant of Put Option

(a)                                 Right to Sell.  Subject:  to the terms and conditions of this Agreement, at any time on or after the date4that is the seventh anniversary of the Effective Date (the “Put Commencement Date”), each Major Investor (the “Exercising Shareholder”) shall have the right (the “Put Right”), but not the obligation, to cause the Company to purchase all but not less than all of its Shares (the “Put Shares”) at the Put Purchase Price (as defined in Section 8.1(e)).

(b)                                 Procedures

(i)                                     If any Exercising Shareholder desires to sell the Put Shares pursuant to Section 81(a), such Exercising Shareholder shall deliver to the Company a written, unconditional and irrevocable notice (the “Put Exercise Notice”) exercising the But Right.

(ii)                                  Within two (2) business days of receiving a Put Exercise Notice, the Company shall give notice of such receipt to each Major Investor other than the initial Exercising Shareholder, and each such Shareholder shall be deemed to have elected to participate in the Put Right (and become an Exercising Shareholder) unless a written notice of such Major Investor’s election not to so participate or be an Exercising Shareholder shall be received by the Company within thirty (30) business days of the Company’s notice.

(iii)                               By delivering the Put Exercise Notice or failing to elect not to participate in the Put Right, each Exercising Shareholder represents and warrants to the Company that (A) the Exercising Shareholder has full right, title and interest in and to the Shares, (B) the Exercising Shareholder has all the necessary power and authority and has taken all necessary action to sell such Shares as contemplated by this Section 8.1, and (C) the Shares are free and clear of any and all mortgages,

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pledges, security interests, options, rights of first offer, encumbrances or other restrictions or limitations of any nature whatsoever other than those arising as a result of or under the terms of this Agreement.

(iv)                              Subject to Section 8.1(c) below, the closing of any sale of Shares pursuant to this Section 8.1 shall take place no later than 90 days following receipt by the Company of the Put Exercise Notice.  The Company shall give the Exercising Shareholder at least 10 days’ written notice of the date of closing (the “Put Right Closing Date”).

(c)                                  Consummation of sale.  The Company will, to the extent permitted under the Company’s credit agreement with its senior bank lender, pay the Put Purchase Price for the Shares by certified or official bank check or by wire transfer of immediately available funds on the Put Right Closing Date and/or, to the extent permitted by, and in compliance with, Section 8.1(f) below, one or more promissory notes.

(d)                                 Cooperation.  The Company and the Exercising Shareholder each shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 8.1, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

(e)                                  Put Purchase Price.

(i)                                     In the event one or more Exercising Shareholders exercises the Put Right hereunder, the purchase price per share at which the Company shall be required to purchase the Put Shares (the “Put Purchase Price”) shall be, for Series A Shares, equal to the Fair Market Value of such Put Shares as of the date of the Put Exercise Notice, and, for Series B Shares, equal to the Fair Market Value of such Put Shares as of the date of the Put Exercise Notice plus all preference payments to which the Series B Stockholders would be entitled as if a Deemed Liquidation Event had occurred on the Put Right Closing Date.

(ii)                                  For purposes of this Article 8, (i) the term “Fair Market Value” shall mean, as of any particular date, (A) fair market value per share as determined jointly by the Board and Exercising Shareholders; provided, that if the Board and the Exercising Shareholders are unable to agree on the fair market value per share of the Put Shares within a reasonable period of time (not to exceed 15 Business Days from the Company’s receipt of the Put Exercise Notice), each Exercising Shareholder and the Company shall first specify in writing to the other party a proposed value for the Series A Shares and the Fair Market Value for such Put Shares shall be the value per Series A Share specified by the Exercising Shareholder, or the Company, whichever is closest to the value subsequently determined by an independent, nationally recognized investment banking, accounting or valuation firm (the “Valuation Firm”) jointly selected by the Board and the Exercising Shareholders (without discount for illiquidity, being a non-controlling interest or any other discounts that were not taken into account in the September 2016 valuation of the Company).  The Fair Market Value of each share

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of Series B Stock shall be equal to the Fair Market Value of a shares of Series A Stock plus the Series B Bullet Payment, as defined in the Charter.  The Company shall provide the Valuation Firm with all reasonably necessary Company financial and other records as the Valuation Firm may request.  The Valuation Firm shall deliver its written determination of the fair market value per share of the Put Shares within sixty (60) days of its engagement to the Exercising Shareholder and the Company and such determination of the fair market value per share of Put Shares shall be final, conclusive, and binding on the parties.  The fees and expenses of the Valuation Firm shall be borne by the Company.  In determining the Fair Market Value of the Put Shares, an orderly sale transaction between a willing buyer and a willing seller shall be assumed, using valuation techniques then prevailing in the securities industry without regard to the lack of liquidity of the Put Shares due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale and assuming the sale of all of the issued and outstanding shares of Series A Stock and Series B Stock (including fractional interests) calculated on a fully diluted basis to include the conversion or exchange of all securities then outstanding that are convertible into or exchangeable for Series A Stock or Series B Stock and the exercise of all rights and warrants then outstanding and exercisable to purchase Shares or securities convertible into or exchangeable for shares of Series A Stock or Series B Stock; provided, that such assumption shall not include those securities, rights and warrants (i) owned or held by or for the account of the Company or any of its subsidiaries, or (ii) convertible or exchangeable into Series A Stock or Series B Stock where the conversion, exchange or exercise price per share is greater than the Fair Market Value.

(f)                                   Payment.  In the event, and to the extent, that it is reasonably determined that the Company does not have available to it cash or available borrowing capacity (permitted to be used for such purchase) under existing debt facilities sufficient to purchase the Put Shares, payment for the portion of the aggregate Put Purchase Price may, subject to consent by any senior bank lender, be by a subordinated promissory note, in a form acceptable to Exercising Shareholder, bearing interest at the LIBOR Swap rate plus 700 basis points, with a term of two years and principal and interest being paid quarterly.

ARTICLE 9
GOVERNANCE

9.1                               Size of the Board.  Each Shareholder agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at five (5) directors.

9.2                               Board Composition.  Except as set forth in Section 9.2(b), each Shareholder agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of Shareholders at which an election of

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directors is held or pursuant to any written consent of the Shareholders, the following persons shall be elected to the Board:

(a)                                 One (1) person designated by TGAM (a “TGAM Director”), who shall initially be Ejnar Knudsen; and

(b)                                 Four (4) persons designated by the Series A Shareholders pursuant to the process specified in Schedule II hereto; who shall initially be:  Pat Roney, Leslie Rudd, Darrell Swank and James Linton.

9.3                               Failure to Designate a Board Member.  If the Person or the holders of at least a majority of the Shares entitled under Section 9.2 to designate a director fail to elect a sufficient number of directors to fill all directorships pursuant to Section 9.2, then any directorship so vacant shall remain vacant until such time as the Person or the applicable holders elect a person to fill such directorship by vote or written consent in lieu of a meeting in accordance with Section 9.2.

9.4                               Removal of Board Members.  Each Shareholder also agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)                                 no director elected pursuant to Sections 9.2 or 9.3 of this Agreement may be removed from office unless such removal is directed or approved by the affirmative vote of the Person, or of the holders of at least a majority of the Shares, entitled under Section 9.2 to designate such director;

(b)                                 any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 9.2 or 9.3 shall be filled pursuant to the provisions of this Article 9, it being understood that such directorship shall remain vacant until such time as such vacancy has been filled pursuant to the provisions of this Article 9; and

(c)                                  upon the request of any party entitled to designate a director as provided in Section 9.2 to remove such director, such director shall be removed.

9.5                               Agreement to Perform.  All Shareholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any parry entitled to designate directors to call a special meeting of Shareholders for the purpose of electing directors.

9.6                               No Liability for Election of Recommended Directors.  No Shareholder, nor any Affiliate of any Shareholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Shareholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

9.7                               Meetings.  The Board shall meet on a regular basis in accordance with the Company’s bylaws.  Meetings of the Board may be held either in person or by means of telephone or video conference or other communications device that permits all directors participating in the meeting to hear each other, at the offices of the Company or such other place (either within or

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outside the State of California) as may be determined from time to time by the Board.  Written notice of each meeting of the Board shall be given to each member of the Board:  (a) if the meeting is to be in person, at least four days prior to each such meeting, and (b) if the meeting is to be held remotely, at least forty-eight (48) hours prior to each such meeting.  At all meetings of the Board, a majority of the total number of directors, including the TGAM Director (whether in person or by proxy), shall constitute a quorum for the transaction of business; provided, however, that if two consecutive meetings are properly called at which a quorum fails to be present, (i) in the case of a meeting called by the TGAM Director, solely as a result of the Unexcused Absence (as defined below) of any of the other directors, or (ii) in the case of a meeting called by any person other than the TGAM Director, solely as a result of the Unexcused Absence of the TGAM Director, quorum for the purposes of a third consecutive properly-called meeting shall be deemed to be the directors in attendance at such third meeting.  An “Unexcused Absence” shall be deemed to occur, with respect to any director, by the failure to respond to a proper meeting notice with a reasonable, good faith justification for why such director is unable to attend such meeting and the failure to provide in good faith a commercially reasonable date on which such director will be available to attend such meeting.  If such reasonable, good faith justification is provided in a response and a commercially reasonable alternative date is proposed in good faith, such meeting shall not be counted for the purposes of determining whether quorum shall be adjusted upon the call of a third meeting at which a quorum fails to be present.

9.8                               Insurance.  The Company shall maintain, from and after the Effective Date, from financially sound and reputable insurers, Directors and Officers liability insurance, each in an amount and on terms and conditions satisfactory to the Board.

9.9                               Observer Rights.  Following the Effective Date, the Company shall invite, in addition to the TGAM Director(s), a representative of TGAM to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided.

9.10                        TGAM Protective Rights.  Without the prior written consent of TGAM, in its capacity as a Shareholder, the Company shall not undertake to do any of the following:

(a)                                 Amend the Charter, except as permitted by the Charter as in effect on the Effective Date;

(b)                                 Convert the Company to a partnership, limited liability company or any other form of entity other than in connection with the Sale of the Company;

(c)                                  Make any announcement or public release of information about TGAM’s ownership of Shares, or other involvement, in the Company; or

(d)                                 Authorize or enter into (or amend or modify) any agreement, contract or commitment to do any of the foregoing, or authorize, take or agree to take (or fail to take) any action with respect to the foregoing.

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9.11                        Major Investor Protective Rights.  Without the prior written consent of each Major Investor, in its capacity as a Shareholder, the Company shall not undertake to do any of the following:

(a)                                 Undertake a Sale of the Company or any other Deemed Liquidation Event (as defined in the Charter) (i) prior to the date that is three (3) years from the Effective Date;

(b)                                 Incur any indebtedness that implies a minimum fixed charge coverage ratio maintenance covenant that is less than that established by the Company’s senior lender as of the Effective Date;

(c)                                  Amend the Charter, including without limitation authorizing any additional shares or new classes of shares or amending the corporate purpose of the Company;

(d)                                 Increase or decrease the size of the Board;

(e)                                  Engage in any related-party transaction, other than pursuant standard agreements with Rudd relating to real estate leasebacks, on terms substantially the same as those for such transactions in place as of the Effective Date;

(f)                                   Make any amendment the Company’s incentive equity plan that is materially different from its historical equity incentive plans; or

(g)                                  Authorize or enter into (or amend or modify) any agreement, contract or commitment to do any of the foregoing, or authorize, take or agree to take (or fail to take) any action with-respect to the foregoing.

ARTICLE 10
INFORMATION RIGHTS

10.1                        Delivery of Financial Statements.  The Company shall deliver to each Major Investor:

(a)                                 as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (A) a balance sheet as of the end of such year, and (B) statements of income and of cash flows for such year, and (iii) a statement of shareholders’ equity as of the end of such year, all such financial statements prepared in accordance with GAAP and audited by independent public accountants of regionally recognized standing selected by the Company;

(b)                                 as soon as practicable, but in any event within forty (40) days of the end of each fiscal month of the Company, an unaudited income statement for such month, a statement of cash flows and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);

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(c)                                  prior to November 15 of the year preceding each fiscal year, the Company budget for such fiscal year, including (i) monthly consolidated unaudited balance sheets and monthly statements of income and retained earnings and cash flows for the Company, (ii) key customer and product sales forecasts, and (iii) detailed projections of increases or decreases in (A) workforce, (B) personnel costs, (C) capital expenditures and (D) working capital; and

(d)                                 prompt written notice of the occurrence of any of the following:  (i) the commencement of any material litigation against the Company, (ii) a material loss, and (iii) the existence of any fact or occurrence, including, without limitation, receipt of any written communication from any government agency, that could reasonably be expected to result in a product recall for any of the Company’s products.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to this Section 10.1 shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

10.2                        Termination of Information Rights.  The covenants set forth in this Article 10 shall terminate and be of no further force or effect (a) immediately before the consummation of a Qualified IPO, (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (c) with respect to each Major Investor, at such time as such shareholder ceases to be a Major Investor, whichever event occurs first.

ARTICLE 11
CONFIDENTIALITY; NON-DISPARAGEMENT

11.1                        Confidentiality.  Each Shareholder agrees that such Shareholder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Article 10 by such Shareholder), (b) is or has been independently developed or conceived by the Shareholder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Shareholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Shareholder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Securities from such Shareholder, if such prospective purchaser agrees to be bound by the provisions of this Article 10; (iii) to any Affiliate, partner, member, Shareholder, or wholly owned subsidiary of such Shareholder (including, in the case of TGAM, its limited partners and prospective limited partners) in the ordinary course of business, provided that such Shareholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Shareholder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

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11.2                        Non-Disparagement.  Each of the Shareholders and the Company agrees to (and the Company shall cause its executive officers and directors to) refrain from Disparaging the other parties hereto (including each of such other parties’ respective Affiliates, including officers, board members and partners).  Nothing in this Section 11.2 shall preclude any party from making truthful statements that are reasonably necessary to comply with applicable law, regulation or legal process, or to defend or enforce a party’s rights under this Agreement.  “Disparaging” means, personally or through an agent, making remarks, comments or statements, whether written or oral, that impugn the character, integrity, reputation, abilities or business interest of the person being disparaged.

ARTICLE 12
COVENANTS REGARDING EMPLOYEES; NONDISCLOSURE

12.1                        Employee Stock.

(a)                                 Unless otherwise approved by the Board, all future employees and consultants of the Company who purchase, receive Stock Equivalents to purchase, or receive awards of Shares after the Effective Date shall be required to execute restricted stock or option agreements as applicable, and any Securities issued to such Person upon the exercise of such Stock Equivalents shall be subject to any repurchase or call rights set forth in such restricted stock or option agreement.  In addition, unless otherwise approved by the Board, (a) vesting of all Stock Equivalents shall cease, and (b) any unvested Shares shall be cancelled without additional consideration upon termination of employment of a holder of Restricted Stock.

(b)                                 As a condition to the issuance of any Shares and exercise of any Stock Equivalent, the recipient employee or consultant shall be required to execute a Joinder Agreement.

ARTICLE 13
LEGEND ON CERTIFICATES

13.1                        Legend on Certificates.

(a)                                 All stock certificates representing Shares and any other securities issues in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR A VALID EXEMPTION FROM REGISTRATION THEREUNDER.  THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT-J0 ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET

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FORTH IN A SHAREHOLDERS’ AGREEMENT DATED AS OF APRIL 4, 2018 BY AND AMONG THE SHAREHOLDERS OF VINTAGE WINE ESTATES, INC.  (THE “COMPANY”) AND CERTAIN OTHER PERSONS FROM TIME TO TIME, THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THIS SECURITY UNTIL THE CONDITIONS THEREIN HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER.  A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b)                                 Upon termination of this Agreement, certificates for Shares may be surrendered to the Company in exchange for new certificates without the foregoing legends.

ARTICLE 14
REMEDIES

14.1                        Dispute Resolution.

(a)                                 In the event of any claim, dispute or controversy arising out of, relating to or in connection with this_ Agreement (including any schedule or exhibit hereto) or the breach, termination or validity thereof or the negotiation, execution or performance thereof (including, without limitation, any claims alleging intentional misrepresentation, fraud or willful misconduct) (a “Claim”), the parties shall first attempt to settle such Claim in the first instance by mutual discussions between representatives of each Shareholder and the Company.  Within ten (10) Business Days of the receipt by a party or parties of a notice from another party or parties of the existence of a Claim (the “Arbitration Notice”), the receiving party or parties shall submit a written response to the other party or parties (the “Response”).  Both the Arbitration Notice and the Response shall include a statement of each disputing party’s position with regard to the Claim and a summary of arguments supporting that position.  Within ten (10) Business Days of receipt of the Response, the executives of the respective parties shall meet and attempt to resolve the Claim.  All negotiations pursuant to this clause shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the parties during such negotiations shall be admissible for any purpose in any subsequent proceeding.  If any Claim is not resolved within ten (10) Business Days of receipt of the Arbitration Notice (or within such longer period as to which the parties have agreed in writing), then the Claim shall be submitted to arbitration in accordance with Section 14.1(b).

(b)                                 Any Claim not timely resolved in accordance with Section 14.1(a), shall be finally and exclusively resolved by arbitration in accordance with the then prevailing American Arbitration Association (“AAA”) Rules and Procedures, (except as modified herein, the “Rules”).  There shall be a single arbitrator.  The parties shall have five (5) Business Days from commencement of the arbitration in accordance with the Rules to agree on a single arbitrator.  Failing timely agreement, the arbitrator shall be selected by

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AAA.  All arbitration pursuant to Section 14.1(c) shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the parties during such arbitration shalt be admissible for any purpose in any subsequent proceedings.  The place of arbitration shall be New York, New York.  Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq.  The award shall be final and binding upon the parties and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accounting presented to the arbitral tribunal.  Judgment upon any award may be entered in any court having jurisdiction.

(c)                                  By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award.  Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect The parties hereby submit to the exclusive jurisdiction of the state or federal courts located in the county of New York, New York (the “Designated Courts”) for the purpose of an order to compel arbitration, for preliminary relief in aid of arbitration or for a preliminary injunction to maintain the status quo or prevent irreparable harm prior to the appointment of the arbitrator(s), and to the non-exclusive jurisdiction of the Designated Courts for the enforcement of any award issued hereunder.

(d)                                 By executing and delivering this Agreement and subject in all cases to Sections 14.1(a) through (c), the parties, irrevocably (i) accept generally and unconditionally the jurisdiction and venue of the Designated Courts for such purpose; (ii) waive any objections which such party may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings brought in the Designated Courts and hereby further irrevocably waive and agree not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum; (iii) agree that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at their respective addresses provided in accordance with Section 15.5; and (iv) agree that service as provided in clause (iii) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect.

14.2                        Remedies.

(a)                                 Covenants of the Company.  The Company agrees to use its commercially reasonable efforts, within the requirements of applicable law, to ensure that the rights given to the Shareholders hereunder are effective and that the Shareholders enjoy the benefits thereof.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith use its commercially reasonable efforts to assist

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in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the holders of a majority of the outstanding securities held by the Shareholders; assuming exercise and conversion of all outstanding Securities, in order to protect the rights of the parties hereunder against impairment and to assist the Shareholders in the exercise of their rights and the performance of their obligations hereunder.

(b)                                 Irrevocable Proxy and Power of Attorney.  Each of the Shareholders hereby constitutes and appoints as the proxies of such Shareholder and hereby grants a power of attorney to the Board, with full power of substitution, with respect to (i) the election of persons as members of the Board in accordance with Article 8 hereto, and (ii) votes regarding ‘any Sale of the Company pursuant to Article 5 hereof, but excluding any consent or voting rights specifically set forth herein in favor of any party hereto pursuant to Article 5 or Article 8, which shall not be subject to the proxy, and hereby authorizes such person to represent and to vote all of such Shareholder’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of Article 8 or in favor of any Sale of the Company pursuant to and in accordance with the terms and provisions of Article 5, in each case if and only if the party fails to vote or attempts to vote (whether by proxy, in person or by written consent) in a manner which is inconsistent with the terms of this Agreement.  Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates.  Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates, (i) purport to grant any other proxy or power of attorney with respect to any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), (iii) enter into any other arrangement or understanding with any person, directly or indirectly, to vote, or (iv) grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

(c)                                  Specific Enforcement.  Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that the Company and each of the Shareholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

(d)                                 Remedies Cumulative.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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ARTICLE 15
MISCELLANEOUS

15.1                        Other Business Activities.  The parties hereto, including the Company, expressly acknowledge and agree that:  (a) each Shareholder and their respective Affiliates are permitted to have, and may presently or in the future have, investments or other business or strategic relationships, ventures, agreements or other arrangements with entities other than the Company that are engaged in the business of the Company, or that are or may be competitive with the Company (any such other investment or relationship, an “Other Business”); (b) none of the Shareholders or their Affiliates will be prohibited by virtue of such Shareholder’s investments in the Company from pursuing and engaging in any Other Business; (c); none of the Shareholders or their respective Affiliates will be obligated to inform the Company or any other Shareholder of any opportunity, relationship or investment in any Other Business (a “Company Opportunity”) or to present any Company Opportunity to the Company, and the Company hereby renounces any interest in any Company Opportunity and any expectancy that a Company Opportunity will be offered to it; (d) nothing contained herein shall limit, prohibit or restrict any member of the Board from serving on the board of directors or other governing body or committee of any Other Business; and (e) no other Shareholder will acquire, be provided with an option or opportunity to shall not be deemed to limit the range of possibilities to those ier Business as a result of the participation therein of any of the Shareholders or their respective Affiliates.  The parties hereto expressly authorize and consent to the involvement of each of the Shareholders and/or their respective Affiliates in any Other Business; provided, that any transactions between the Company and/or a Subsidiary of the Company and any Other Business will be on terms no less favorable to the Company and/or the Subsidiaries of the Company than would be obtainable in a comparable arm’s-length transaction The parties hereto expressly waive, to the fullest extent permitted by applicable law, any rights to assert any claim that such involvement breaches any fiduciary or other duty or obligation owed to the Company by each Shareholder or to assert that such involvement constitutes a conflict of interest by such Shareholder with respect to the Company or any other Shareholder.

15.2                        Termination of Agreement.  This Agreement shall be terminated:  (a) upon the mutual agreement of (i) the holders of at least fifty percent (50%) of the issued and outstanding Series A Stock then held by the Series A Shareholders, and (ii) the holders of at least fifty percent (50%) of the issued and outstanding Series B Stock then held by the Series B Shareholders, including the affirmative vote of TGAM (for so long as TGAM is a Shareholder), or (b) upon the consummation of a Sale of the Company; provided, however, that the representations and warranties of the parties hereto contained in this Agreement shall survive the termination of this Agreement.  The rights and obligations of the parties shall survive termination of this Agreement to the extent that any performance is required after such termination.

15.3                        Amendment of Agreement.  This Agreement may be amended by the Company with the written consent of (i) the holders of at least fifty percent (50%) of the issued and outstanding Series A Stock then held by the Series A Shareholders and (ii) the holders of at least fifty percent (50%) of the issued and outstanding Series B Stock then held by the Series B Shareholders, including the affirmative vote of TGAM (for so long as TGAM is a Shareholder); provided that in no event shall any such amendment materially and adversely affect the rights or obligations of any one Shareholder disproportionately vis-à-vis the other Shareholders without the

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prior written consent of such Shareholder unless such amendment materially and adversely affects, proportionately, the same rights and obligations,-of all Shareholders holding the same class and type of Securities;

15.4                        Termination of Status as Shareholder.  From and after the date that a Shareholder ceases to own any Securities, such Shareholder shall no longer be deemed to be a Shareholder for purposes of this Agreement, and all rights such Shareholder may have hereunder (including the right to exercise any right herein granted) shall terminate.

15.5                        Notices.  Any notice provided for in this Agreement must be in writing and must be delivered personally or by first- class mail (postage prepaid and return receipt requested), electronic mail, confirmed facsimile (provided, however, that notices delivered by facsimile shall only be effective if such notice is also delivered by hand, or mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier (charges prepaid), on or before two (2) Business Days after its delivery by facsimile) or reputable overnight courier service (charges prepaid) to the recipient at the address indicated on the signature pages hereto.

15.6                        Construction.  The use of the singular or plural or masculine or neuter gender shall not be given an exclusionary meaning and, where applicable, shall be intended to include the appropriate number or gender, as the case may be.

15.7                        Counterparts; Electronic Signatures.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.  An electronic copy of this agreement (or any counterpart hereof) shall be deemed to be an original.  The exchange of copies of this Agreement and of signature pages by electronic or facsimile transmission shall constitute effective execution and delivery of this Agreement, and such copies, electronically transmitted pages or facsimile pages may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted electronically or by facsimile shall be deemed to be original signatures for all purposes.

15.8                        Descriptive Headings.  Title headings are for reference purposes only and shall have no interpretative effect.

15.9                        Entire Agreement.  This Agreement, and the Prior Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof.

15.10                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, representatives, successors and permitted assigns including, without limitation, Permitted Transferees to the extent provided for in this Agreement.

15.11                 Applicable Law.  This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of California applicable to contracts made in that State.

15.12                 Severability.  The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

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15.13                 Headings.  The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

15.14                 No Strict Construction.  The parties hereto jointly participated in the negotiation and drafting of this Agreement.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent.  This Agreement shall be construed as if drafted jointly by the parties hereto, and no rule of strict construction shall be applied against any person.

15.15                 Interpretation.  Whenever the term “include” or “including” is used in this Agreement, it shall mean “including, without limitation,” (whether or not such language is specifically set forth) and shall not be deemed to limit the range of possibilities to those items specifically enumerated.  The words “hereof”, “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision.  Terms defined in the singular have a comparable meaning when used in the plural and vice versa.

15.16                 Spousal Consent.  If any individual Shareholder is married or does marry and is or becomes a resident of a community property state, such Shareholder’s spouse shall promptly execute and deliver to the Company a Spousal Consent.  Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Shareholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties.

15.17                 Amendment of Prior Agreement.  Pursuant to Section 6.6 of the Prior Agreement, the Prior Shareholders, representing the Prior Agreement Requisite Shareholders, hereby approve and adopt the amendment and restatement of the Prior Agreement in the form attached hereto as Exhibit C on behalf of all Prior Shareholders party to the Prior Agreement.  The Company and all other Shareholders acknowledge the Prior Agreement, as so amended and restated, and agree that the Prior Agreement, as so amended and restated, shall continue in full force and effect following the execution of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Shareholders’ Agreement to be duly executed, as of the date first above written.

COMPANY:
VINTAGE WINE ESTATES, INC.

By:
	Name:	Pat Roney
	Title:	CEO, President and Secretary

Address for Notices:

SIGNATURE PAGE TO THE SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties have caused this Shareholders’ Agreement to be duly executed, as of the date first above written.

SHAREHOLDERS:
TGAM: TGAM AGRIBUSINESS FUND HOLDINGS LP
	By:	TGAM AGRIBUSINESS FUND GP LLC, its General Partner

		By:	AGR PARTNERS, LLC Its Sole Member

By:
			Name:	Dan Masters
			Title:	Managing Director

Address for Notices: TGAM Agribusiness Fund LP

Facsimile:
Attention:

SIGNATURE PAGE TO THE SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties have caused this Shareholders’ Agreement to be duly executed, as of the date first above written.

SHAREHOLDERS:

LESLIE G. RUDD LIVING TRUST U/A/D MARCH 31, 1999 — By Darrell Swank as Attorney-in-Fact pursuant to POA dated 1/19/2017

Address for Notices:

2416 E St. N
Wichita, KS 672

SLR 2012 GIFT TRUST — STEVEN KAY, TRUSTEE

Address for Notices:

2416E 37 St. N
Wichita, KS 67235

PATRICK AND LAURA RONEY TRUST

Address for Notices:

532 Jenifer Ct
Santa Rosa, CA 95404

SIGNATURE PAGE TO THE SHAREHOLDERS’ AGREEMENT

PATRICK RONEY 2016 GRANTOR TRUST

Address for Notices:

532 Jenifer Ct
Santa Rosa, CA 95404

LAURA RONEY 2016 GRANTOR TRUST

Address for Notices:

532 Jenifer Ct
Santa Rosa, CA 95404

SEAN RONEY

Address for Notices:

8027 Macaw Ct
Rohnert Park, CA 94928

SEAN RONEY

Address for Notices:

8027 Macaw Ct
Rohnert Park, CA 94928

SIGNATURE PAGE TO THE SHAREHOLDERS’ AGREEMENT

ANNE H. STEWART

Address for Notices:

2929 Westheimer Road, Apt 220
Houston Texas 77098

CHUCK SWEENEY

Address for Notices:

1520 Railroad Avenue
St. Helena, CA 94574

MARCO A. DIGIULIO

Address for Notices:

1245 Firview Drive
Calistoga, CA 94515

VICKI DAIGNEAULT

Address for Notices:

905 North Harbor Drive #8
Portland OR 97217

SIGNATURE PAGE TO THE SHAREHOLDERS’ AGREEMENT

LINDA BUTLER

Address for Notices:

1107 Mt George Avenue
Nam, CA 94588

RON COLEMAN

Address for Notices:

371 1st Avenue S.
Walla Walla, WA 99362

MICHELL RUGGIRELLO

Address for Notices:

207 Partridge Ct
Windsor, CA 95492

SIGNATURE PAGE TO THE SHAREHOLDERS’ AGREEMENT

SCHEDULE I-A

SCHEDULE OF SERIES A HOLDERS

Series A Holders

Leslie G. Rudd Living Trust

Patrick Roney and Laura Roney Trust

Laura G. Roney 2016 GRAT

Patrick A. Roney 2016 GRAT

SLR 2012 Gift Trust

Sean Roney

Charles Sweeney

Anne Halliburton Stewart

Marco DiGiulio

Vicki Daigneault

Linda Butler

Ron Coleman

Michell Ruggirello

SCHEDULE I-B

SCHEDULE OF SERIES B HOLDERS

Series B Holders

TGAM Agribusiness Fund Holdings LP

SCHEDULE II

APPOINTMENT OF DIRECTORS BY SERIES A HOLDERS

For so long as the below-named Series A Shareholders own any Series A Stock, the four (4) directors to be nominated by Series A Shareholders for whom all Shareholders agree to vote pursuant to Section 9.2 of the Agreement shall be determined b Rudd and Roney in accordance with Section 1 of the Prior Agreement.

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”), is executed by the undersigned (the “Transferee”), pursuant to the terms of that certain Shareholders’ Agreement (the “Agreement”) by and among Vintage Wine Estates, Inc., a California corporation (the “Company”) and the Shareholders party thereto.  By the execution of this Joinder Agreement, Transferee agrees as follows:

1.                                      Acknowledgment.  Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), which shares are subject to the terms and conditions of the Agreement.  Transferee acknowledges receipt of a copy of the Agreement (as amended through the Effective Date).

2.                                      Agreement.  As partial consideration for such transfer, Transferee hereby (i) agrees that the Stock acquired by Transferee shall be bound by and subject to the terms of the Agreement, to the same extent and with the same rights and obligations as the person from whom such Stock is received and (ii) agrees to become a party to the Agreement with the same force and effect as if Transferee were originally a party thereto

3.                                      Notice.  Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.                                      Spouse.  The spouse of the undersigned Transferee, if applicable, executes this Agreement to acknowledge its fairness and that it is in such spouse’s best interests and to bind to the terms of the Agreement such spouse’s community interest, if any, in the Stock.

5.                                      Governing Law.  In all respects, including all matters of construction, validity and performance, this Joinder Agreement and the obligations of each party arising hereunder shall be governed by, construed and enforced in accordance with, the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other’ jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

6.                                      Counterparts Facsimile or PDF Signatures.  This Joinder Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Joinder Agreement shall be considered signed when the signature of a party is delivered by facsimile transmission or PDF e-mail, which facsimile or PDF e-mail signature shall be treated in all respects as having the same effect as an original signature.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement effective as of the date set forth below.

TRANSFEREE:

(Print Name of Transferee)

(Signature)

(Name of Signatory, if Transferee is an entity)

(Title of Signatory, if Transferee is an entity)

Address:

Fax/Email:

TRANSFEREE’S SPOUSE (if applicable:)

(Signature)

Acknowledged and accepted on by:

VINTAGE WINE ESTATES, INC.,
a California corporation

By:
Name:
Title:

SIGNATURE PAGE TO JOINDER AGREEMENT TO THE SHAREHOLDERS’ AGREEMENT

EXHIBIT B

SPOUSAL CONSENT

I acknowledge that I have read the foregoing Shareholders’ Agreement (the “Agreement”) and that I understand its contents.  I am aware that by its provisions, my spouse agrees, among other things, to a right of first refusal, to the granting of rights to purchase and to the imposition of certain restrictions on the transfer of securities of the Company, including my community interest therein (if any), which rights and restrictions may survive my spouse’s death.  I hereby consent to such rights and restrictions, approve of the provisions of the Agreement, and agree that I will bequeath any interest which I may have in said securities or any of them, including my community interest, if any, or permit any such interest to be purchased, in a manner consistent with the provisions of the Agreement.  I direct that any residuary clause in my will shall not be deemed to apply to my community interest (if any) in such partnership interests except to the extent consistent with the provisions of the Agreement.

I further agree that in the event of a dissolution of the marriage between myself and my spouse, in connection with which I secure or am awarded any securities of the Company or any interest therein through property settlement agreement or otherwise, I shall receive and hold said securities subject to all the provisions and restrictions contained in the Agreement, including any option of the Company or other Shareholders (as such terms are defined in the Agreement) to purchase such shares or interest from me.

I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to the Agreement but that I have declined to do so and hereby expressly waive my right to such independent counsel

Date:
Name of Spouse:

Name of Shareholder:

SIGNATURE PAGE TO SPOUSAL CONSENT TO THE SHAREHOLDERS’ AGREEMENT